UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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ePlus inc.
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Notice of 2021 Annual Meeting of Shareholders
and
Proxy Statement

EPLUS INC.

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

When:	Where:

September 16, 2021 8:00 a.m. ET	The Westin-Washington Dulles Airport 2520 Wasser Terrace Herndon, Virginia 20171

We at ePlus inc. (“ePlus” or the “Company”) are pleased to invite you to our 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”). Although we currently plan to meet in person, ePlus will prioritize the health and wellbeing of our shareholders, directors, and employees during the COVID-19 pandemic. If appropriate, we may hold our 2021 Annual Meeting virtually over the Internet, at the above date and time, via live audio-only webcast. If we decide to conduct the 2021 Annual Meeting virtually, we will announce this change through a press release, the filing of additional solicitation material, and on our website. We will provide instructions as to how you or your proxy holder may participate, vote, and examine a list of shareholders of record at the virtual 2021 Annual Meeting at that time.

Items of Business:

1.	Elect as directors the eight nominees named in the attached proxy statement, each to serve an annual term, and until their successors have been duly elected and qualified;
2.	Hold an advisory vote on the compensation of our named executive officers as disclosed in the proxy statement;
3.	Ratify the selection of our independent registered accounting firm;
4.	Approve the 2021 Employee Long-Term Incentive Plan; and
5.	Transact such other business as may properly come before the 2021 Annual Meeting, and any postponements or adjournments thereof.

Record Date:

All Shareholders are welcome to attend the 2021 Annual Meeting. Holders of our common stock at the close of business on July 21, 2021, are entitled to notice of, and to vote at, the 2021 Annual Meeting.

How to Vote:

Your vote is important to us. Please see “Voting Information” on page 4 for instructions on how to vote your shares.

These proxy materials are first being distributed on or about July 29, 2021.

July 29, 2021	By Order of the Board of Directors

Erica S. Stoecker
Corporate Secretary, General Counsel, & Chief Compliance Officer

IMPORTANT NOTICE
Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on September 16, 2021:

ePlus’ Proxy Statement for the 2021 Annual Meeting,
and its Annual Report for the Fiscal Year Ended March 31, 2021,
are Available Online at www.edocumentview.com/plus.

PROXY STATEMENT TABLE OF CONTENTS

Ownership of our Common Stock	17
Directors and Executive Officers	18
Principal Shareholders	19
EXECUTIVE OFFICERS	19
EXECUTIVE COMPENSATION	20
PROPOSAL 2 – Advisory Vote to Approve Named Executive Officer Compensation	20
COMPENSATION COMMITTEE REPORT	21
COMPENSATION DISCUSSION AND ANALYSIS	21
OVERVIEW	22
Fiscal Year 2021 Financial Highlights	22
Our Executive Compensation Program	22
Our Executive Compensation Practices	23
2020 Say-On-Pay Vote	23
Long-Term Cash Incentive Compensation	23
WHAT WE PAY AND WHY	23
Fiscal Year 2021 Executive Compensation Decisions	23
Base Salary	24
Annual Cash Incentive Awards	24
Long-Term Incentive Program	25
Other Elements of Our Fiscal Year 2021 Executive Compensation Program	27
HOW WE MAKE EXECUTIVE COMPENSATION DECISIONS	28
Role of the Board and Compensation Committee, and our Executive Officers	28
Guidance from the Compensation Committee’s Independent Compensation Consultant	29
Comparison Peer Groups	29
Alignment of Senior Management Team to Drive Performance	30
2021 EXECUTIVE COMPENSATION	31
2021 Summary Compensation Table	31
2021 Grants of Plan-Based Awards Table	32
Outstanding Equity Awards at 2021 Fiscal Year End	33
Fiscal Year 2021 Options Exercised and Stock Vested	33
Employment Agreements, Severance, and Change in Control Provisions	34
2021 Pay Ratio Disclosure	37
EQUITY COMPENSATION PLAN INFORMATION	38
PROPOSAL 3 – Ratification of the Selection of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending March 31, 2022	39
AUDIT COMMITTEE REPORT	39

PROXY STATEMENT SUMMARY

2021 Annual Meeting

Who:	Shareholders as of the Record Date, July 21, 2021
What:	See detailed Proposals on pages 10, 20, 39 and 41, and summaries below
When:	September 16, 2021, 8:00 a.m. ET
Where:	The Westin-Washington Dulles Airport, 2520 Wasser Terrace, Herndon, Virginia, 20171
How:	Internet/Mobile, Phone, Mail, In Person (see Voting Information beginning on page 4 for details)

Although we currently plan to meet in person, ePlus will prioritize the health and well-being of our shareholders, directors, and employees during the COVID-19 pandemic. If appropriate, we may hold our 2021 Annual Meeting virtually over the Internet, at the above date and time, via live audio-only webcast. If we decide to conduct the 2021 Annual Meeting virtually, we will announce this change through a press release, the filing of additional solicitation material, and on our website. We will provide instructions as to how you or your proxy holder may participate, vote, and examine a list of shareholders of record at the virtual 2021 Annual Meeting at that time.

Who We Are and What We Do

ePlus is a leading consultative technology solutions provider delivering actionable outcomes for organizations by using information technology and consulting solutions to drive business agility and innovation. Leveraging our engineering talent, we assess, plan, deliver, and secure solutions comprised of leading technologies and consumption models aligned with our customers’ needs. Our expertise and experience allow us to craft optimized solutions that take advantage of the cost, scale, and efficiency of private, public, and hybrid cloud in an evolving market. We also provide consulting, professional, managed, staffing, and complete lifecycle management services, including flexible financing solutions. Headquartered in Virginia, with offices throughout the United States, Europe, and Asia-Pacific, we have been in the business of selling, leasing, financing, and managing information technology and other assets for more than 30 years, and our more than 1,500 employees engineer transformative technology solutions for the most visionary companies in the world. For more information about our business, visit our website at www.eplus.com.

2021 Annual Meeting at a Glance

Our Board of Directors

PROPOSAL 1 – ELECTION OF DIRECTORS

ePlus’ Board of Directors (the “Board of Directors” or “Board”) is currently composed of seven directors who are “independent,” and one director, our Chief Executive Officer, Mark Marron, who is not “independent,” within the meaning of NASDAQ’s listing standards. During the fiscal year ended March 31, 2021, our director Bruce Bowen did not meet the categorical standards for “independence” within the meaning of NASDAQ’s listing standards, because he was an employee of the Company within the past three years.  However, his three-year anniversary of his retirement from the Company occurred in May 2021.  Since such time, the Board has affirmatively determined that Mr. Bowen is “independent” within the meaning of Nasdaq’s listing standards.

C. Thomas Faulders continued as our board Chairman during the fiscal year 2021.

The Board’s Nominating and Corporate Governance Committee has recommended to the Board, and the Board has nominated, each of our sitting directors for election at our 2021 Annual Meeting, having found they each possess the requisite knowledge, skills, and abilities to oversee the Company’s long-term business objectives.

		ePlus 2021 Director Nominees
		Board Committees
Name	Age	Audit	Compensation	Nominating & Corporate Governance	Number of Other Public Company Boards	Independent Director
Bruce M. Bowen	69				0	X
John E. Callies	67	X	Chair		0	X
C. Thomas Faulders, III, Chairman	71	X	X		0	X
Eric D. Hovde	57		X	Chair	0	X
Ira A. Hunt, III	65		X	X	0	X
Mark P. Marron, CEO and President	60				0
Maureen F. Morrison	67	Chair		X	2	X
Ben Xiang	36	X	X		0	X

More information about our Board, including their biographies, is available in Proposal 1 – Election of Directors below.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES

Our Executive Officers’ Compensation

PROPOSAL 2 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICERS’ COMPENSATION

Our executive compensation philosophy is to reward performance in alignment with our shareholders’ long-term interests, and to promote and maintain stability within the executive team by issuing restricted stock with multi-year vesting terms.

For the fiscal year ended March 31, 2021, our named executive officers were Chief Executive Officer (“CEO”) and President, Mark P. Marron; Chief Financial Officer (“CFO”), Elaine D. Marion; and Chief Operating Officer (“COO”), Darren S. Raiguel. Each received a base salary, short- and long-term cash incentive compensation, and long-term equity-based incentive compensation. For detailed information about our executive compensation practices, see our Compensation Discussion and Analysis.

Last year, our shareholders approved the Company’s say-on-pay proposal with approximately 97.3% of the votes cast in its favor. The Compensation Committee considered this approval in determining that our executive compensation philosophies and objectives continue to be appropriate, and did not require changes in response to the 2020 say-on-pay vote.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF EXECUTIVE COMPENSATION

Our Independent Registered Public Accounting Firm

PROPOSAL 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board’s Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered accounting firm for the fiscal year ending March 31, 2022. Deloitte has served as the Company’s independent registered public accounting firm since 1990, and the Board unanimously recommends that shareholders vote to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm. For more information about Deloitte, see Proposal 3 – Ratification of the Selection of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending March 31, 2022.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE

2021 Employee Long-Term Incentive Plan

PROPOSAL 4 – APPROVAL OF 2021 EMPLOYEE LONG-TERM INCENTIVE PLAN

The Board of Directors adopted the 2021 Employee Long-Term Incentive Plan (the “Employee Plan”) on July 15, 2021, subject to shareholder approval.  The purposes of the Employee Plan are to encourage employees of the Company to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 2021 EMPLOYEE LONG-TERM INCENTIVE PLAN

VOTING INFORMATION

We are using the “Notice and Access” method of furnishing proxy materials to you over the Internet. The Securities and Exchange Commission’s (“SEC”) Notice and Access rules permit us to furnish our shareholders with proxy materials, including this proxy statement and our Annual Report on Form 10-K for fiscal year 2021, by providing access to such documents on the Internet instead of mailing printed copies. We believe that this process will provide you with convenient and efficient access to your proxy materials so you may vote your shares, while allowing us to reduce the environmental impact of our 2021 Annual Meeting and the costs of printing and distributing the proxy materials. On or about July 29, 2021, we mailed our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing our proxy statement and Annual Report on Form 10-K. The Notice also identifies the items to be voted on at the 2021 Annual Meeting and provides instructions for voting and instructions for requesting a printed copy of the proxy materials. Most shareholders will not receive printed copies of the proxy materials unless they request them. If you would like to receive printed or electronic copies of our proxy materials, you should follow the instructions in the Notice for requesting such materials. Any request to receive proxy materials by mail will remain in effect until you revoke it.

Who May Vote

You are eligible to vote at the 2021 Annual Meeting if you were a shareholder of record of ePlus inc. as of the close of business on July 21, 2021, the record date (“Record Date”) for our 2021 Annual Meeting.
Vote Today

Cast your vote as soon as possible on each of the proposals listed below to ensure your shares are represented.

	Proposal	More Information	Board Recommendation
1	Election of Directors	Page 10	FOR each Director Nominee
2	Advisory Vote to Approve Named Executive Officers’ Compensation	Page 20	FOR
3	Ratification of Independent Registered Public Accounting Firm	Page 39	FOR
4	2021 Employee Long-Term Incentive Plan	Page 41	FOR

Vote in Advance of the 2021 Annual Meeting

Even if you plan to attend the 2021 Annual Meeting in person, read this proxy statement with care and cast your vote as soon as possible, as described below. For shareholders of record, have your Notice or proxy card in hand and follow the instructions. If you hold your shares through a broker, bank, or other nominee, you will receive voting instructions from your broker, bank, or other nominee, including whether telephone or Internet voting options are available.

•	Vote your shares online at www.investorvote.com/plus until 11:59 p.m. ET on September 15, 2021.
•	Vote your shares by toll-free telephone call by calling 1-800-652-VOTE (8683) until 11:59 p.m. ET on September 15, 2021.
•	Vote your shares by mail; mark, sign, and date your proxy card, and return it in the postage-paid envelope (must be received by 8:00 a.m. ET on September 16, 2021).

Vote at the 2021 Annual Meeting

You may vote in person at the 2021 Annual Meeting, which will be held on September 16, 2021, at 8:00 a.m. ET at the Westin-Washington Dulles Airport, 2520 Wasser Terrace, Herndon, Virginia, 20171.

Although we currently plan to meet in person, ePlus will prioritize the health and wellbeing of our shareholders, directors, and employees during the COVID-19 pandemic. If appropriate, we may hold our 2021 Annual Meeting virtually over the Internet, at the above date and time, via live audio-only webcast. If we decide to conduct the 2021 Annual Meeting virtually, we will announce this change through a press release, the filing of additional solicitation material, and on our website. We will provide instructions as to how you or your proxy holder may participate, vote, and examine a list of shareholders of record at the virtual 2021 Annual Meeting at that time.

If you hold your shares through a broker, bank, or other nominee and would like to vote in person at the 2021 Annual Meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

CORPORATE GOVERNANCE

Our Board of Directors has adopted Corporate Governance Guidelines (the “Guidelines”) that provide a framework for effective corporate governance. The Guidelines outline our Board of Directors’ operating principles, and the composition and working processes of our Board and its committees. Our Nominating and Corporate Governance Committee periodically reviews our Guidelines and developments in corporate governance, and, if appropriate, recommends proposed changes for Board approval.

Our Guidelines and other corporate governance documents, including bylaws, committee charters, certificate of incorporation, and our Code of Conduct and Business Partner Code of Conduct, are all available on our website at http://www.eplus.com/investors/corporate-governance-legal.

Independence of Our Board of Directors

Under our Guidelines and NASDAQ’s listing standards, a majority of our Board members must be “independent.” The Board of Directors annually determines whether each of our directors is independent. In determining independence, the Board follows the independence criteria set forth in NASDAQ’s listing standards, and considers all relevant facts and circumstances.

Pursuant to NASDAQ’s independence criteria, a director is not “independent” if she or he has one or more of the relationships specifically enumerated in NASDAQ’s listing standards. In addition, the Board must affirmatively determine that a director does not have a relationship that, in the Board’s opinion, would interfere with that director’s exercise of independent judgment in carrying out the responsibilities of a director. The Board has affirmatively determined that Messrs. Bowen, Callies, Hunt, Faulders, Hovde, Xiang, and Ms. Morrison, are “independent” under the applicable NASDAQ listing standards.

Leadership Structure of Our Board of Directors

The Board regularly reviews the effectiveness of the Company’s structure, and on at least an annual basis examines what form of structure is in the best interest of our shareholders. The Board has determined that a structure with a separation of the Chairman and CEO roles will enable the Board to best carry out its roles and responsibilities on behalf of ePlus’ shareholders, and currently, C. Thomas Faulders serves as our Chairman. Additionally, the Board believes that this structure further supports the CEO’s focusing on operating and managing ePlus, while leveraging the Chairman’s experience and perspective.

The Board also regularly reviews its committee structure. The Board’s standing committees – Audit, Compensation, and Nominating and Corporate Governance – are comprised entirely of independent directors, which further complements the Board’s oversight role.

Board Committees

Our Board has three standing committees: (1) Audit, (2) Compensation, and (3) Nominating and Corporate Governance. Each committee’s charter is available on our website at http://www.eplus.com/investors/corporate-governance-legal/committee-charters. Additional information about each committee is below.

Compensation Committee

Chair:
John E. Callies

Other Committee Members:
Ira A. Hunt, C. Thomas Faulders, Eric D. Hovde,
Ben Xiang

Meetings Held in Fiscal Year 2021: 5
Independence:
Each member of the Compensation Committee meets the compensation committee independence requirements of NASDAQ and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) rules, as well as the non-employee director requirements of Exchange Act Rule 16b-3, and the outside director requirements under the Internal Revenue Code (“IRC”) Section 162(m).

Primary Responsibilities:
Our Compensation Committee is responsible for, among other things: (1) reviewing and approving, and recommending for Board ratification, the corporate goals and objectives applicable to the compensation of the Company’s CEO and other executive officers; (2) reviewing and approving and, if required by law, recommending for Board approval incentive compensation and equity-based plans, and, where appropriate or required, recommending such plans for shareholder approval; (3) reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviewing and discussing the relationship between risk management policies and practices and executive compensation, and evaluating policies and practices that could mitigate any such risk; (4) reviewing and discussing with management the Compensation Discussion and Analysis (“CD&A”) and related executive compensation information, and recommending the same for inclusion in the Company’s proxy statement or Annual Report; (5) reviewing and recommending for Board approval the frequency with which the Company conducts Say on Pay votes, and approving proposals regarding the Say on Pay Vote; (6) directly responsible for the appointing, compensating, and overseeing of any work of any compensation consultant, legal counsel, or other advisor the Committee retains; 7) overseeing management’s development and succession planning; and (8) reviewing and approving, or reviewing and recommending for Board approval, employment agreements and severance/change in control agreements for the Company’s executive officers.

Nominating and Corporate Governance Committee

Chair:
Eric D. Hovde

Other Committee Members:
Ira A. Hunt, Maureen F. Morrison

Meetings Held in Fiscal Year 2021: 3

Independence:
Each member of the Nominating and Corporate Governance Committee meets NASDAQ’s independence requirements.

Primary Responsibilities:
Our Nominating and Corporate Governance Committee is responsible for, among other things: (1) selecting and recommending nominees for director to the Board; (2) recommending committee composition to the Board; (3) overseeing the evaluation of the Board and each of its committees; (4) reviewing and recommending compensation of non-employee directors to the Board; (5) reviewing our related party transaction policy, and any related party transactions; and (6) reviewing and assessing the adequacy of our corporate governance framework, including our Certificate of Incorporation, Bylaws, and Corporate Governance Guidelines, and making recommendations to the Board as appropriate.

Audit Committee

Chair:
Maureen F. Morrison

Other Committee Members:
John E. Callies, C. Thomas Faulders, Ben Xiang

Meetings Held in Fiscal Year 2021: 8

Independence:
Each Audit Committee member meets the audit committee independence requirements of NASDAQ and the Exchange Act rules.

Qualifications:
Each member of the Audit Committee is financially literate, knowledgeable, and qualified to review financial statements.

In addition, the Board has determined that C. Thomas Faulders and Maureen F. Morrison meet the definition of an “audit committee financial expert” under the Exchange Act rules.

Primary Responsibilities:
Our Audit Committee is responsible for, among other things: (1) appointing, compensating, retaining, and overseeing the work of the independent auditor engaged to prepare or issue audit reports and perform other audit, review, or attest services for the Company; (2) discussing the annual audited financial statements with management and the Company’s independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”), and recommending to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K; (3) discussing the Company’s unaudited financial statements and related footnotes and the MD&A portion of the Company’s Form 10-Q for each interim quarter with management and the independent auditor, as appropriate; (4) overseeing the Company’s internal audit function; and (5) discussing the earnings press releases and financial information and earnings guidance, if any, provided to analysts and ratings agencies with management and/or the independent auditor, as appropriate.

Board and Committee Meetings

Our directors are expected to attend meetings of the Board and applicable committees. During our fiscal year ended March 31, 2021, the Board held ten meetings. Each of our directors attended all meetings of the Board and the committees on which she or he served. Although we do not have a formal policy requiring directors to attend our Annual Meetings, we encourage their attendance. Seven of our eight directors attended our September 2020 Annual Meeting of Shareholders.

Board of Directors’ Role in Risk Oversight

The Board oversees the Company’s enterprise risk management process. Management reviews the process with the Board on a periodic basis, including identifying key risks and steps taken to monitor or mitigate those risks. In addition, the Board’s standing committees—Audit, Compensation, and Nominating and Corporate Governance—assist the Board in discharging its oversight duties as described below. Accordingly, while each of the committees contributes to the risk management oversight function by assisting the Board in the manner outlined below, the Board itself remains responsible for overseeing the Company’s risk management program.

The Audit Committee discusses with management and/or the independent auditor, as appropriate, risks related to the Committee’s roles and responsibilities as described in its charter.

The Compensation Committee reviews risks related to the subject matters enumerated in its charter, including the Company’s compensation programs and plans, and incentive compensation and equity plans.

The Nominating and Corporate Governance Committee considers risks related to the subject matters for which it is responsible, primarily corporate governance matters and related party transactions.

Code of Conduct

We are committed to behaving ethically. Our Code of Conduct, which applies to all our directors and employees, is available on our website at http://www.eplus.com/investors/corporate-governance-legal/code-of-conduct. If we make any substantive amendments to the Code of Conduct, or grant any waiver from a provision to our executive officers, we will disclose the nature of such amendment or waiver on our website, or in a Current Report on Form 8-K. We also have a Business Partner Code of Conduct, which clarifies our expectations in the areas of business integrity, labor practices, health and safety, and environmental management. The Business Partner Code of Conduct complements our Code of Conduct, and is available on our website at http://www.eplus.com/investors/corporate-governance-legal/business-partner-code-of-conduct. We expect our suppliers, vendors, contractors and subcontractors, agents, and other providers of goods and services for ePlus-affiliated entities worldwide to follow our Business Partner Code of Conduct.

Hedging, Short Sales, and Pledging Policies

Our Insider Trading Policy applies to our directors and employees, as well as family trusts or similar entities controlled by or benefiting individuals subject to the Insider Trading Policy. The policy prohibits directors, officers, and employees who are Insiders (as defined in the policy), from hedging transactions involving Company securities, and it also prohibits transactions that establish downside price protection, including short sales, and buying or selling put options, call options, or other derivatives of Company securities. The policy prohibits Insiders from holding securities in a margin account or pledging securities as collateral, except in certain circumstances with pre-approval from our General Counsel.

Communications with the Board of Directors

Shareholders who desire to communicate with the Board or its committees may do so by writing to them at the Company’s headquarters at ePlus, 13595 Dulles Technology Drive, Herndon, Virginia 20171. Correspondence may be addressed to the collective Board, or to any of its individual members or committees. Any such communication is promptly distributed to the director(s) named therein unless such communication is considered, either presumptively or in the reasoned judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that do not relate to the Company, and unsolicited advertising, spam, or junk mail.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of five independent directors. No member of the Compensation Committee is a current or former officer or employee of the Company, or any of its subsidiaries. During the fiscal year ended March 31, 2021, no member of the Compensation Committee had a relationship that required disclosure under the SEC rules as a related party transaction. Also, during the fiscal year, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board, or the Company’s Compensation Committee.

Review, Approval, or Ratification of Transactions with Related Persons

The Board has adopted a written policy for approval of transactions between ePlus and its directors, director nominees, executive officers, greater than 5% beneficial owners of ePlus’ common stock, and each of their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single fiscal year, and the related party has or will have a direct or indirect material interest in the transaction. Under the policy, the company’s General Counsel gathers material facts and other information necessary to assess whether a proposed transaction would constitute a related person transaction.

If the General Counsel determines that the proposed transaction will be a related person transaction, she or he submits an assessment to the Nominating and Corporate Governance Committee. The policy directs that ePlus’ Nominating and Corporate Governance Committee reviews transactions subject to the policy and determines whether or not to approve or ratify those transactions, considering all relevant facts and circumstances reasonably available to it, which include:

•	the related person’s interest in the transaction;
•	the purpose of, and the potential benefits to the Company of, the proposed transaction;
•
the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer;

•	the approximate dollar value of the amount involved in the transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	the terms and conditions of the transaction;
•
whether the proposed transaction will be undertaken in the ordinary course of business of the Company and is on terms that are comparable to the terms available to an unrelated third party or to employees generally; and

•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Committee approves only those related person transactions that, under all of the circumstances, are fair to the Company, as the Committee determines in good faith, and may, in its sole discretion, impose such conditions as it deems appropriate on the company or the related person in connection with approval of the related person transaction.

Transactions with Related Persons

There are no related person transactions to report.

No Shareholder Rights Plan

The Company does not maintain a stockholder rights plan (commonly referred to as a “poison pill”).

PROPOSAL 1 – Election of Directors

Adopting the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated eight of its current directors—Ms. Morrison, and Messrs. Bowen, Callies, Faulders, Hovde, Hunt, Marron and Xiang—to be elected to serve until the 2022 Annual Meeting of Shareholders, and until their successors are duly elected and qualified. Biographical information as of July 21, 2021, for each nominee is provided herein.

Unless otherwise instructed or authority to vote is withheld, all signed proxies will be voted to elect the Board’s nominees. Each of the nominees has agreed to be named in this proxy statement and serve if elected, and we know of no reason why any of the nominees would be unable to serve. If, however, any nominee is unable or declines to serve as a director, or if a vacancy occurs before the election (such events are not anticipated), the proxy holders will vote for the election of such other person or persons as the Board nominates.

Director Nomination Process

The Board of Directors is responsible for determining the appropriate number of Board members, nominating individuals for election to the Board, and filling vacancies on the Board that may occur between annual meetings of shareholders. The Nominating and Corporate Governance Committee is responsible for identifying and screening potential candidates, and recommending qualified candidates to the Board for nomination. Third-party search firms may be retained to identify individuals that meet the Nominating and Corporate Governance Committee’s criteria, however, during the fiscal year ended March 31, 2021, no third-party search firms were used. The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders in the same manner in which it evaluates candidates it identifies, if such recommendations are properly submitted to the Company. Shareholders wishing to recommend nominees for election to the Board should submit their recommendations in writing by mail to our Corporate Secretary, at ePlus, 13595 Dulles Technology Drive, Herndon, Virginia 20171.

Director Qualifications

In selecting director candidates, the Nominating and Corporate Governance Committee and the Board of Directors consider the individual candidates’ qualifications and skills, as well as the Board’s composition as a whole. Under our Guidelines, the Nominating and Corporate Governance Committee and the Board consider the following attributes for each candidate, among other qualifications deemed appropriate, when considering the suitability of candidates for nomination as director:

•	Unquestioned personal ethics and integrity;
•	Specific skills and experience that aligns with ePlus’ strategic direction and operational initiatives, and complements the Board’s overall composition;
•	Multiple dimensions of diversity;
•	Core business competencies of high achievement and a record of success;
•	Financial literacy, exposure to best practices, and track-record of making good business decisions;
•	Interpersonal skills that maximize group dynamics; and
•	Enthusiasm about ePlus and sufficient time to become fully engaged.

In considering multiple dimensions of diversity, ePlus’ Nominating and Corporate Governance Committee’s practice is to include diverse candidates for consideration.  Since 2018, diversity has increased to 25% of board members.

2021 Nominees for Election to the Board of Directors

The below graphics provide information regarding members of our Board, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors which our Board believes are relevant to our business.  The graphics do not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it.  In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any of our directors does not mean the director in question has no relevant experience or is unable to contribute to the decision-making process in that area.  The type and degree of knowledge, skill and experience listed may vary among the members of the Board, and the knowledge, skills and experiences listed below are not in any order of priority or preference.

The following biographies describe the director nominees’ business experience, including their specific experiences and qualifications that, collectively, strengthen the Board’s qualifications, skills, and experience.

The Board expects that each of the nominees will be available for election as a director and, if elected, will serve for a term expiring at the Annual Meeting of Shareholders in 2022, and until their successors have been duly elected and qualified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING NOMINEES
FOR ELECTION AS DIRECTORS:

Bruce M. Bowen Independent Director Age 69	Director of ePlus since 1990 Committees: None Other Public Company Directorships: None

Mr. Bowen founded our company in 1990 and served as our President until September 1996. Beginning in September 1996 and until March 2014, Mr. Bowen served as our Executive Vice President and from September 1996 to June 1997 also served as our Chief Financial Officer. In March 2014, Mr. Bowen stepped down as Executive Vice President, and he retired as an employee of the company in May 2018. However, he continues to serve on the Board, as he has since our founding.

Prior to founding the Company, he served as Senior Vice President of PacifiCorp Capital, Inc., which was an equipment leasing company. In the past, he has served as Chairman of the Association for Government Leasing and Finance as well as various committees of the Equipment Leasing and Finance Association, which gave him a broad understanding of issues affecting our industry. During his leasing career, Mr. Bowen participated in equipment lease financing in excess of $3 billion, involving many major vendors as well as government contractors. Mr. Bowen is a graduate of the University of Maryland for both his undergraduate degree in finance, and his master’s degree in business administration in finance. Throughout his leasing career, he has been responsible for finance and funding, and sales and operations activities, providing the Board with a vast array of knowledge in a multitude of industry-specific areas.

C. Thomas Faulders, III Independent Director and Chairman Age 71	Director of ePlus since 1998 Committees: Audit Compensation Other Public Company Directorships: None

Mr. Faulders was the President and Chief Executive Officer of the University of Virginia Alumni Association from 2006 to 2017. Prior to that, Mr. Faulders served as the Chairman and Chief Executive Officer of LCC International, Inc. from 1999 to 2005 and as Chairman of Telesciences, Inc., an information services company, from 1998 to 1999. From 1995 to 1998, Mr. Faulders was Executive Vice President, Treasurer, and Chief Financial Officer of BDM International, Inc., a prominent systems integration company. Mr. Faulders also served as the Vice President and Chief Financial Officer of COMSAT Corporation, an international satellite communication company, from 1992 to 1995. Prior to this, Mr. Faulders served in a variety of executive roles at MCI, including managing a multi-billion dollar leverage lease program as their Treasurer, leading the MCI Southeast Region for large account sales, and serving as the Senior Vice President of Business Marketing. He led mergers and acquisitions efforts in several roles, including at MCI, Comsat, BDM, and LCC International. He has served on numerous boards in the past and has held roles as chairs of compensation, audit, and governance committees. He is a graduate of the University of Virginia and received a Master of Business Administration from the Wharton School of the University of Pennsylvania. The Board believes Mr. Faulders’ extensive executive and financial experience in the telecommunications and high-tech sectors, along with his experience as Chief Executive Officer and Chief Financial Officer of a public company and his leasing and M&A experience, enables him to provide considerable financial expertise, business management and operational knowledge, insight and guidance to the Board. He qualifies as an audit committee financial expert within the meaning of SEC regulations.

Eric D. Hovde Independent Director Age 57	Director of ePlus since 2006 Committees: Compensation Nominating and Corporate Governance (Chair) Other Public Company Directorships: None.

Eric D. Hovde. Mr. Hovde is an active entrepreneur who has started and manages numerous business enterprises. Mr. Hovde is the Chairman and Chief Executive Officer of H Bancorp LLC, a private bank holding company.  He has served as a director on numerous bank boards throughout his career and has been serving on the board of H Bancorp’s largest holding, Sunwest Bank, since 2016, where he is also the Chief Executive Officer. Additionally, since 2014, Mr. Hovde serves as the Chief Executive Officer and co-owner of Hovde Properties, LLC, a real estate development and management company, located in Madison, Wisconsin. In addition, Mr. Hovde founded and previously managed both Hovde Financial, an investment banking firm, and since 1994, Hovde Capital Advisors, an asset management company. Since 1998, Mr. Hovde, along with his brother Steve Hovde, established and continue to fund the Hovde Foundation. The foundation supports numerous charitable activities but has two central missions: (i) building and funding Hovde Homes, which operate around the globe to care for children suffering from abuse and abandonment, as well as children who have been rescued from slavery; and (ii) funding clinical research to find a cure for Multiple Sclerosis. Mr. Hovde earned degrees in Economics and International Relations at the University of Wisconsin. The board believes that Mr. Hovde’s expertise in the financial services industry, investment management areas and business operations, as well as his experience on other company boards, bring valuable insight to the board.

John E. Callies Independent Director Age 67	Director of ePlus since 2010 Committees: Audit Compensation (Chair) Other Public Company Directorships: None

Mr. Callies has been a Senior Advisor to McKinsey and Company since 2011, and also serves on the Advisory Board of the Leeds School of Business at the University of Colorado. Previously, he was employed by IBM in various capacities for 34  years. Mr. Callies served as General Manager of IBM Global Financing from 2004 until his retirement in June 2010. With operations in 55 countries supporting 125,000 clients, Mr. Callies led the world’s largest information technology financing and asset management organization and was responsible for business direction and management of a portfolio of nearly $35 billion in total assets. As Vice President, Marketing, On Demand Business for IBM, Mr. Callies had company-wide responsibility for all marketing efforts in support of On Demand Business, along with leading the marketing management discipline for IBM. In 2003, he was appointed Vice President, Marketing and Strategy, of IBM Systems Group. Prior to that, beginning in 1996 when he was named General Manager, Small and Medium Business, IBM Asia Pacific Corporation, based in Tokyo, Japan, Mr. Callies had filled roles in marketing and marketing management. In 1991 he was named General Manager of IBM Credit Corporation’s end-user financing division, now called IBM Global Financing. Mr. Callies is a former Chair of the Board of Governors of Fairfield Preparatory School in Fairfield, Connecticut, and former member of the Advisory Board of Lehigh University. Mr. Callies is a graduate of Lehigh University. The Board believes that Mr. Callies’ knowledge of our business, including the leasing sector, along with his sales, operational, strategic, international, and board experience bring value to the Board.

Ira A. Hunt, III Independent Director Age 65	Director of ePlus since 2014 Committees: Compensation Nominating and Corporate Governance Other Public Company Directorships: None

Mr. Hunt has returned to his private consulting practice as President and CEO of Hunt Technology, LLC,  the company he started after his retirement from Federal service.  Hunt Technology, LLC, focuses on strategic IT planning, cyber and data-centric security, big data analytics, and cloud computing.  From July 2016 through October 2020, he was Managing Director and Cyber Lead for Accenture Federal Services in Arlington Virginia, and he has also served as Chief Architect for Bridgewater Associates, a hedge fund located in Westport, Connecticut. Mr. Hunt retired from the Central Intelligence Agency (the “CIA”) in 2013 as their Chief Technology Officer after a 28-year career in Intelligence. Prior to that, Mr. Hunt served as Director, Application Services, of one of the largest business units in the CIA. Mr. Hunt began his CIA career in 1985 as an analyst in the CIA’s Directorate of Intelligence and subsequently served in positions of increasing responsibility across the organization, including the Directorate of Intelligence, DCI’s Non-Proliferation Center, Crime Narcotics Center, and Open Source Program Office, and Chief Information Officer. Mr. Hunt began his career in 1979 working as an aerospace engineer for Rockwell International and General Research Corporation. He currently serves on the Board of Directors for Mission Link, a non-profit organization, and on the Board of Advisors for Vaga Ventures and LookingGlass. He holds a Bachelor of Engineering and Master of Engineering in Civil/Structural Engineering from Vanderbilt University in Nashville, Tennessee. The Board believes that Mr. Hunt’s extensive knowledge of the technology industry, including strategic IT planning, cyber and data-centric security, big data analytics, cloud computing, and IT architecture and environment, bring industry expertise to our Board.

Mark P. Marron Director, CEO and President Age 60	Director of ePlus since 2018 Committees: None Other Public Company Directorships: None

Mr. Marron became the CEO and President of ePlus inc. on August 1, 2016, and was appointed to the Board on November 14, 2018. He began his career at ePlus in 2005 as Senior Vice President of Sales and became COO in 2010. A 30+ year industry veteran, he was formerly with NetIQ where he held the position of Senior Vice President of Worldwide Sales and Services. Prior to joining NetIQ, Mr. Marron served as General Manager of Worldwide Channel Sales for Computer Associates International Inc., a provider of software and services that enables organizations to manage their IT environments. Mr. Marron has extensive experience throughout North America, Europe, the Middle East, and Africa and holds a Bachelor of Science degree in Computer Science from Montclair State University. Mr. Marron’s role as CEO provides the Board with access to an experienced executive with a thorough understanding of our business and the industry.

Maureen F. Morrison Independent Director Age 67	Director of ePlus since 2018 Committees: Audit (Chair) Nominating and Corporate Governance Other Public Company Directorships: Asbury Automotive Group Inc. and Safeguard Scientifics, Inc.

Maureen F. Morrison joined the ePlus Board of Directors in June 2018. She is a highly accomplished senior executive leader who retired in 2015 from a career as an audit partner at PricewaterhouseCoopers, LLP (“PwC”). At PwC, Ms. Morrison worked with prominent private equity backed entities and multibillion-dollar global technology corporations. She has diversified experience in software, IT-enabled solutions and consulting, hardware, and manufacturing. As a highly respected financial and accounting professional, Ms. Morrison has extensive experience in corporate boardrooms advising Audit Committees of midcap public companies, private equity-backed entities, and Fortune 500 companies.

Ms. Morrison currently is a member of two other for-profit boards: Asbury Automotive Group, where she is the Chair of the Audit Committee and a member of the Compensation and Capital Allocation & Risk Management Committees; and Safeguard Scientifics, Inc., where she serves as Chair of the Audit Committee and a member of the Compensation and the Nominating & Corporate Governance Committees. She also presently serves on the Education Committee for The Alliance Theater in Atlanta, Georgia, and previously served on its Finance Committee. She holds a Bachelor of Arts in Business Administration with a concentration in Accounting from Rutgers University. The Board has determined that as a result of her broad experience with complex accounting, financial and risk-related issues, as well as her experience on public company boards, Ms. Morrison is well-qualified to assist in the auditor oversight function as an Audit Committee member, and as a member of the Board. She also qualifies as an audit committee financial expert within the meaning of SEC regulations.

Ben Xiang Independent Director Age 36	Director of ePlus since 2019 Committees: Audit Compensation Other Public Company Directorships: None

Mr. Xiang joined Veritone, an Artificial Intelligence platform company, as Vice President of Strategy and Operations, in February 2021.  Along with driving Veritone’s AIaaS business, Mr Xiang is responsible for corporate development, strategy and growth. Prior to that, Mr. Xiang served as interim Chief Information Officer of Sunwest Bank from August 2019 – December 2019.  Beginning in 2015 and through the present, he has served in a consulting role through Crescent Group, where his contributions included advising start-ups and established companies in digital transformation and growth. From 2012 through 2019, Mr. Xiang held multiple roles with Ingram Micro, the world’s largest IT distributor, as Ingram’s global executive for the Internet of Things, Artificial Intelligence, and Mixed-Reality business as well as roles in strategy and corporate development. He has extensive experience in cross-border M&A, post-merger integrations, and business operations. Prior to joining Ingram, Mr. Xiang was Managing Director of Fortress Consulting, a management consulting firm supporting Fortune 500 companies in the US, Europe, and China. In 2009, he joined the CITIC Group as Director focusing on investments in technology and media. Prior to that, Mr. Xiang worked for Sony BMG in the areas of digital strategy and transformation. Mr. Xiang has extensive experience throughout Asia Pacific and North America and holds a degree in Finance and Management from the Wharton School at the University of Pennsylvania. Since April 2015, Mr. Xiang has also been on the board of directors of Sunwest Bank. The Board believes that Mr. Xiang’s expertise of go-to-market within the IT channel, knowledge of the technology industry and emerging technology vendors, and international M&A experience bring value to the Board.

DIRECTOR COMPENSATION

The below table sets forth the compensation for the members of the Board for the fiscal year ended March 31, 2021.

Mr. Marron did not receive any additional compensation for his service as a director during our fiscal year ended March 31, 2021. Mr. Marron’s compensation is reported under “Executive Compensation” herein.

The Board’s general policy is that compensation for the non-employee directors should be a mix of cash and equity-based compensation. For the fiscal year ended March 31, 2021, each non-employee director received an annual cash retainer of $82,500, reflecting four quarterly payments of $20,625, or, alternatively, at the director’s election, the same amount in stock in lieu of cash, rounded down to avoid a fractional share. Each director also received $82,433.16 in restricted stock, which is equal to the amount of cash compensation earned by directors during the prior fiscal year, as more fully set forth in our 2017 Director Long-Term Incentive Plan.  The restricted stock is rounded down to avoid a fractional share award, and vests in equal installments on the first- and second-year anniversaries of the grant. Our Board’s Chairman, Mr. Faulders, receives additional annual cash compensation of $50,000, which is paid quarterly in equal amounts of $12,500.

Directors are also reimbursed for out-of-pocket expenses incurred to attend Board and committee meetings and the Annual Meeting, although during the fiscal year ended March 31, 2021, all meeting were held virtually due to the COVID-19 pandemic and related travel restrictions.

2021 Director Compensation Table

The tables below show compensation for all directors except for Mr. Marron, whose compensation is in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	All Other Compensation ($)	Total ($)
Bruce Bowen	82,323	82,433	-	-	164,756
John E. Callies	82,500	82,433	-	-	164,933
C. Thomas Faulders, III	132,500	82,433	-	-	214,933
Eric D. Hovde	82,323	82,433	-	-	164,756
Ira A. Hunt, III	82,500	82,433	-	-	164,933
Maureen F. Morrison	82,500	82,433	-	-	164,933
Ben Xiang	82,500	82,433	-	-	164,933

(1)
The above table reflects fees earned during the fiscal year 2021. Pursuant to our 2017 Non-Employee Director Long-Term Incentive Plan (“2017 Director LTIP”), directors may make a stock fee election, through which they receive shares of stock in lieu of cash compensation. The stock fee elections are made on a calendar year basis, and the stock grant is made on the first business day after the end of each quarter of board services. The number of shares received is determined by dividing $20,625 (the cash compensation earned quarterly by directors) by the Fair Market Value of a share of common stock, as defined in the 2017 Director LTIP, and rounding down to avoid a fractional share.

Mr. Bowen and Mr. Hovde both received stock instead of cash throughout the fiscal year. The amounts of stock granted for each quarter to each director is shown below:

Board Service Time	Number of Shares Granted
April 1, 2020 - June 30, 2020	296
July 1, 2020 - September 30, 2020	281
October 1, 2020 - December 31, 2020	233
January 1, 2021 - March 31, 2021	207

(2)
The values in this column represent the aggregate grant date fair market values of the fiscal year 2021 restricted stock awards, computed in accordance with Codification Topic Compensation—Stock Compensation.

(3)
The table below reflects the aggregate number of unvested restricted stock shares outstanding as of March 31, 2021, for each director except Mr. Marron, whose compensation is in the Summary Compensation Table.

Name	Unvested Restricted Stock Shares
Bruce Bowen	1,637
John E. Callies	1,637
C. Thomas Faulders, III	1,637
Eric D. Hovde	1,637
Ira A. Hunt, III	1,637
Maureen F. Morrison	1,637
Ben Xiang	1,733

Stock Ownership Guidelines

The Board believes that, to more closely align the interests of our non-employee directors with the interests of the Company’s other shareholders, each non-employee director should maintain a minimum level of ownership in the Company’s common stock. Our Nominating and Corporate Governance Committee regularly reviews the stock ownership guidelines, and compliance therewith. Pursuant to the stock ownership guidelines, which are part of our Corporate Governance Guidelines, non-employee directors are expected to reach a multiple of three times their annual cash board retainer fee within four years of joining the Board. During the fiscal year ended March 31, 2021, all directors met this requirement or are within the four-year phase-in period for meeting the ownership guidelines.

STOCK OWNERSHIP

Ownership of our Common Stock

The following tables show information regarding the beneficial ownership of our common stock by:

•	each member of our Board of Directors, each director nominee, and each of our named executive officers (“NEO”);
•	all members of our Board and our executive officers as a group; and
•	each person or group who is known by us to own beneficially more than 5% of our common stock.

Beneficial ownership of shares is determined under the SEC’s rules and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of restricted stock that have not vested as of our Record Date are deemed outstanding and beneficially owned by the person and any group of which that person is a member because such holder has voting rights with respect to those shares. Except as footnoted below, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the following table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The percentages of beneficial ownership were calculated on the basis of 13,510,177 shares of common stock outstanding which includes 177,581 unvested restricted shares, which have voting rights, as of our Record Date.

Directors and Executive Officers

Share ownership is shown as of our Record Date of July 21, 2021.

Name (1)	Aggregate Number of Beneficial Shares	Percent of Outstanding Shares	Additional Information (2)
Bruce M. Bowen	14,623	*
Includes 6,600 shares of common stock held by Bowen Holdings LLC, a Virginia limited liability company, which is owned by Mr. Bowen and his three adult children, for which shares Mr. Bowen serves as manager.  Also includes (a) 1,042 shares held by the Elizabeth Dederich Bowen Trust (b) 3,802 shares held by the Bruce Montague Bowen Trust, and (c) 1,637 shares of restricted stock that has not vested as of July 21, 2021.

John E. Callies	10,161	*	Includes 1,637 shares of restricted stock that has not vested as of July 21, 2021.
C. Thomas Faulders, III	20,681	*	Includes 1,637 shares of restricted stock that has not vested as of July 21, 2021.
Eric D. Hovde	49,031	*
Includes 1,637 shares of restricted stock that has not vested as of July 21, 2021.  Mr. Hovde is the managing member of Hovde Capital, Ltd., the general partner to Financial Institution Partners III LP, which owns 10,198 shares. Mr. Hovde is a trustee of The Eric D. and Steven D. Hovde Foundation, which owns 9,277 shares.

Ira A. Hunt, III	10,141	*	Includes 1,637 shares of restricted stock that has not vested as of July 21, 2021.
Maureen F. Morrison	3,157	*	Includes 1,637 shares of restricted stock that has not vested as of July 21, 2021.
Ben Xiang	2,321	*	Includes 1,733 shares of restricted stock that has not vested as of July 21, 2021.
Mark P. Marron	86,356	*	Includes (a) 46,446 shares of restricted stock that has not vested as of July 21, 2021 (b) 36,320 shares held in trust, and (c) 3,590 shares held in trust for Mr. Marron’s dependent children.
Elaine D. Marion	57,792	*	Includes (a) 30,222 shares held in trust, (b) 27,358 shares of restricted stock that has not vested as of July 21, 2021, and 212 shares held in an IRA.
Darren S. Raiguel	46,645	*	Includes (a) 19,287 shares held in trust, and (b) 27,358 shares of restricted stock that has not vested as of July 21, 2021.
All directors and executive officers as a group (10 persons)	300,908	2.23%

*	Less than 1%

(1)	The business address of Mses. Morrison and Marion, and Messrs. Bowen, Marron, Raiguel, Faulders, Hunt, Hovde, Callies, and Xiang is at ePlus, 13595 Dulles Technology Drive, Herndon, Virginia 20171.

(2)	Nonvested restricted shares included herein are considered beneficially owned since the owner thereof has the right to vote such shares.

Principal Shareholders

The share ownership is shown as of the date disclosed in the Additional Information column, and percentages are calculated assuming continued beneficial ownership at our Record Date of July 21, 2021.

Name of Beneficial Owner	Aggregate Number of Beneficial Shares	Percent of Outstanding Shares	Additional Information
Ameriprise Financial, Inc. 145 Ameriprise Financial Center Minneapolis, MN 55474	694,577	5.13%
This information is based on a Schedule 13G filed with the SEC on February 12, 2021.  Ameriprise Financial, Inc. (“AFI”) indicates that it is the parent company of Columbia Management Investment Advisers, LLC (“CMIA”), and may be deemed to beneficially own shares reported on the Schedule 13G by CMIA.

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,400,184	17.73%
This information is based on a Schedule 13G/A filed with the SEC on January 25, 2021.  BlackRock indicates in its Schedule 13G/A that one entity, iShares Core S&P Small-Cap ETF, has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, or has an interest in the common stock of, more than five percent of ePlus’ total outstanding common stock.

Dimensional Fund Advisors LP Building One 6300 Bee Cave Rod Austin, TX 78746	700,120	5.17%
This information is based on a Schedule 13G/A filed with the SEC on February 12, 2021.  Dimensional Fund Advisors LP (“DFA”), an investment adviser registered under Section 203 of the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such companies, trusts and accounts, collectively referred to as teh “Funds”).  In certain cases subsidiaries of DFA may act as an adviser or sub-adviser to certain Funds.  In its role as investment advisor, sub-adviser and/or manager, DFA or its subsidiaires (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds.  However, all securities reported in the Schedule 13G/A are owned by the Funds, and Dimensional disclaims beneficial ownership of such securities.

River Road Asset Management, LLC 462 S. 4th Street, Suite 2000 Louisville, KY 40202	1,107,217	8.18%	This information is based on a Schedule 13G filed with the SEC on February 10, 2021.
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	943,791	6.97%	The information is based on a Schedule 13G/A filed with the SEC on February 10, 2021.

EXECUTIVE OFFICERS

The following biographies describe the business experience of each of the Company’s executive officers as of March 31, 2021, except for Mark P. Marron, who is discussed under the heading “2021 Nominees for Election to the Board of Directors.”

Elaine D. Marion, Age 53 Chief Financial Officer	Officer of ePlus since 2008

Ms. Marion joined us in 1998 and became our CFO on September 1, 2008. From 2004 to 2008, Ms. Marion served as our Vice President of Accounting. Prior to that, she was the Controller of ePlus Technology, inc., a subsidiary of ePlus, from 1998 to 2004. Before joining ePlus, Ms. Marion was General Manager of Bristow Development Corporation. Ms. Marion is a board member of the Executive Advisory Board of the College of Business at the University of Mary Washington, and chair of the George Mason University School of Business Dean’s Advisory Council. Ms. Marion is a graduate of George Mason University, where she earned a Bachelor of Science degree in Business Administration with a concentration in Accounting.

Darren S. Raiguel, Age 50 Chief Operating Officer	Officer of ePlus since 2018

Darren Raiguel joined us in 1997, and served in various sales and management roles until his promotion in April 2011 to Senior Vice President of SLED (state, local and education) and northeast commercial sales. From November 2014 to May 2018, Mr. Raiguel served as our Executive Vice President of Technology Sales of ePlus Technology, inc., a subsidiary of ePlus, and he became our Chief Operating Officer and President of ePlus Technology, inc. on May 7, 2018. Before joining ePlus, Mr. Raiguel worked for Computerware, later acquired by Elcom International, from 1992-1997. Mr. Raiguel is a graduate of Temple University, where he earned a Bachelor of Business Administration degree, with dual majors in Marketing and Finance. Mr. Raiguel has participated in numerous industry organizations, councils, and advisory boards throughout his career.

Each of our executive officers is chosen by the Board and holds his or her office until his or her successor shall have been duly chosen and qualified, or until his or her death, resignation, or removal by the Board.

EXECUTIVE COMPENSATION

PROPOSAL 2 – Advisory Vote to Approve Named Executive Officer Compensation

Shareholders may cast an advisory vote to approve NEO compensation as disclosed in this proxy statement pursuant to Section 14A of the Exchange Act (commonly referred to as a “say-on-pay” vote). This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and practices relating to our NEOs. Although the vote is non-binding, we value feedback from our shareholders on compensation and other important matters, and we expect to hold this vote on an annual basis for the foreseeable future. The Board of Directors and the Compensation Committee will consider the voting results when making future compensation decisions. At our 2020 Annual Meeting of Shareholders, approximately 97.3% of the votes cast by our shareholders approved the compensation in the 2020 proxy statement for our NEOs.

In deciding how to vote on this proposal, we encourage you to review the CD&A and 2021 Executive Compensation sections of this proxy statement for a detailed description of our executive compensation program. As described in the CD&A, the Compensation Committee has designed our compensation program with the objective of rewarding achievement of specific goals that align the interests of management with the interests of our shareholders.

We are asking our shareholders to indicate their support for our NEO’s compensation as described in this proxy statement by voting “FOR” the following resolution at our 2021 Annual Meeting:

“RESOLVED, that the shareholders of ePlus approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the CD&A, the Summary Compensation Table, and the other related compensation tables and narrative disclosure.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
ON AN ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
AS DISCLOSED IN THE CD&A, THE SUMMARY COMPENSATION TABLE,
AND OTHER RELATED DISCLOSURE AND TABLES IN THIS PROXY.

COMPENSATION COMMITTEE REPORT

The information contained in this report is not soliciting material, is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation of this proxy statement by reference.

The Compensation Committee has reviewed the CD&A and discussed that Analysis with management. Based on its review and discussions with management, the committee recommended to our Board of Directors that the CD&A, as it appears below, be included in this proxy statement and incorporated by reference into the Company’s 2021 Annual Report.

Submitted by the Compensation Committee

John E. Callies, Chair
C. Thomas Faulders, III
Eric D. Hovde
Ira A. Hunt, III
Ben Xiang

COMPENSATION DISCUSSION AND ANALYSIS

This CD&A provides an overview of our executive compensation program for our fiscal year 2021, and our executive compensation philosophies and objectives. This CD&A reviews compensation for our three NEOs: our CEO, CFO, and COO.

Our NEOs for the fiscal year ended March 31, 2021, were:

Name	Title
Mark P. Marron	Chief Executive Officer and President
Elaine D. Marion	Chief Financial Officer
Darren S. Raiguel	Chief Operating Officer

This CD&A is divided into three sections:

Overview	• Fiscal Year 2021 Financial Highlights • Our Executive Compensation Program • Our Executive Compensation Practices • 2020 Say-On-Pay Vote • Long-Term Cash Incentive Compensation
What We Pay and Why	• Fiscal Year 2021 Executive Compensation Decisions • Base Salary • Annual Cash Incentive Awards • Long-Term Incentive Program • Other Elements of Our Fiscal Year 2021 Executive Compensation Program
How We Make Executive Compensation Decisions
•     Role of the Board and Compensation Committee, and our Executive Officers
•     Guidance from the Compensation Committee’s Independent Compensation Consultant
•     Comparison Peer Groups
•     Alignment of Senior Management Team to Drive Performance

OVERVIEW

Fiscal Year 2021 Financial Highlights

•	Net sales decreased 1.3% to $1,568.3 million
•	Services revenue increased 4.7% to $202.2 million
•	Consolidated gross profit increased 0.6% from the prior year to $393.6 million
•	Consolidated operating income increased 11.6% from the prior year to $106.3 million
•	Net earnings increased 7.7% over the prior year to $74.4 million
•	Diluted earnings per share increased 7.6% to $5.54

Our Executive Compensation Program

The Company’s goal for its executive compensation (as well as its non-executive compensation) program is to attract, motivate, and retain a talented, entrepreneurial, ethical, and creative team of executives who will provide leadership for the Company’s success in dynamic and competitive markets, while remaining attuned to the risks facing the Company. The Company seeks to accomplish this goal in a way that rewards performance, is aligned with its business strategy, and maximizes shareholders’ long-term interests. The Company’s executive compensation program is also intended to promote and maintain stability within the executive team by issuing restricted stock with multi-year vesting terms. The table below summarizes the components of our fiscal year 2021 executive compensation.

Pay Element
	Salary	Annual Cash Incentive	Long-Term Cash Incentive	Restricted Stock
Who Receives	All NEOs	All NEOs	All NEOs	All NEOs
When Granted	Annually	Annually	Annually	Annually
Form of Delivery	Cash	Cash	Cash	Equity
Performance Type	Short-Term Fixed	Short-Term Variable	Long-Term Variable	Long-Term Fixed
Performance Period	1 Year	1 Year	3 Years	Vesting Annually over 3 years
How Payout Determined	Amount Determined by Compensation Committee	Formula Determined by Compensation Committee	Formula Determined by Compensation Committee	Amount Determined by Compensation Committee
Performance Measures	Individual	Consolidated Net Sales; Financing Segment Operating Income; Earnings Before Taxes; Services Revenue	Target Increase in Operating Income	Time-Based

Our Executive Compensation Practices

Our Compensation Committee regularly reviews the Company’s executive compensation program to evaluate whether it is aligned with shareholder interests and supports the Company’s executive compensation philosophies and objectives. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

Our Executive Compensation Practices
What We Do	What We Don’t Do

✔   Significant percentage of cash compensation delivered in the form of variable compensation, which is “at-risk” and tied to quantifiable performance measures
✔    Long-term vesting of restricted stock, to align executive and shareholder interests (minimum of three-year vesting)
✔    Compensation Committee consists of independent directors only
✔    Annual review of our executive compensation programs
✔    Annual advisory vote to approve executive compensation programs (say-on-pay)
✔    Periodic market comparison of executive compensation against relevant peer group information
✔   Periodic use of an independent compensation consultant reporting directly to the Compensation Committee and providing no other services to the Company
✔    Robust executive officer stock ownership guidelines require NEOs to hold ePlus stock
✔    Clawback policy mitigates undue risk regarding executive compensation practices
✔    Double-trigger equity acceleration for change-in-control

✗    No excessive executive perquisites
✗    No excessive severance benefits
✗    No supplemental executive retirement plans
✗    No acceleration of unvested stock upon retirement
✗    No hedging or short sales of our securities
✗    No pledging of our securities, except in limited circumstances with pre-approval
✗    No tax gross-ups on benefits (other than as also provided to non-executive officer employees)

2020 Say-On-Pay Vote

As part of its review of the Company’s executive compensation program, the Compensation Committee considers the results of the annual, non-binding advisory vote by the shareholders to approve named executive compensation. Approximately 97.3% of the votes cast for the Company’s say-on-pay proposal at our 2020 Annual Meeting of Shareholders were to approve the Committee’s decisions regarding executive compensation. The Compensation Committee believes the results of the say-on-pay vote demonstrate shareholder support for the Company’s executive compensation program. Accordingly, the Compensation Committee believes that the Company’s executive compensation philosophies and objectives continue to be appropriate, and therefore made no material changes to the Company’s executive compensation program in response to the 2020 say-on-pay vote.

Long-Term Cash Incentive Compensation

Beginning with the 2020 fiscal year, the Compensation Committee revised the executive compensation program by adding a long-term cash component to further encourage executives to focus on the long-term value to shareholders. The long-term cash awards are made pursuant to our 2012 Employee Long-Term Incentive Plan (the “2012 Employee LTIP”), and are based on a 3-year financial metric. For more information on the long-term cash incentive compensation, see “Long-Term Incentive Program” below.

WHAT WE PAY AND WHY

Fiscal Year 2021 Executive Compensation Decisions

Consistent with our pay philosophy and executive compensation program objectives described below, in determining the fiscal year 2021 executive compensation levels and the mix of compensation elements for each NEO, the Compensation Committee and our CEO (in making recommendations regarding the CFO’s and COO’s compensation) considered each NEO’s span of responsibility, prior performance and experience, and Company performance, as more fully described below under “Guidance from the Compensation Committee’s Independent Compensation Consultant.”

Base Salary

Base salary represents annual fixed cash compensation and is a standard element of compensation necessary to attract and retain talent. It is the minimum payment for a satisfactory level of individual performance as long as the executive remains employed with the Company. Base salary is set by the Compensation Committee, and ratified by the Board, after taking into account the competitive landscape—the compensation practices of the companies in our selected peer group and survey data from a broader index of comparable companies—as well as our business strategy and short- and long-term performance goals, and individual factors, such as position, individual performance and contribution, length of service with the Company, experience in the position, and placement within the general base salary range offered to our NEOs.

The base salary for each of our NEOs as of March 31, 2021, and 2020 is set forth below:

	Base salary as of March 31,
Named Executive Officer	2021	2020
Mark P. Marron	$800,000	$800,000
Elaine D. Marion	$450,000	$450,000
Darren S. Raiguel	$450,000	$450,000

Annual Cash Incentive Awards

During the 2021 fiscal year, we provided our NEOs with short-term cash incentive compensation through our annual Cash Incentive Plan (“CIP”). This short-term, variable cash compensation represents a significant portion of each NEO’s target total cash compensation opportunity in a given year.

Cash Incentive Plan Pay for Performance Alignment

Our Compensation Committee annually reviews, and then sets, performance goals under a Cash Incentive Plan, which was adopted by the Compensation Committee in 2018 (“2018 Cash Incentive Plan” or “2018 CIP”). During the 2021 fiscal year, short-term performance goals and cash awards were made under our 2018 CIP. The combination of performance goals the Compensation Committee chose for fiscal year 2021 emphasizes factors that the Compensation Committee believes are important to Company strategy and enhancing shareholder value.

The 2018 CIP includes a provision for an adjusted award if it is determined that an award was paid based on incorrect financial results, and permits the Compensation Committee to require, to the extent permitted by law, the participant to reimburse to the Company any amount received with respect to such an award. The 2018 CIP also provides that cash payments under the plan are subject to recovery by the Company to the extent required by Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) and the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), and any regulations promulgated thereunder. The Compensation Committee administers the 2018 CIP, and has full authority to determine which of the Company’s executive officers will participate in the 2018 CIP; the terms and amounts of each participant’s minimum, target, and maximum awards; and the period during which the performance is to be measured.

Cash Incentive Awards for Fiscal Year 2021

For the fiscal year ended March 31, 2021, our NEOs’ cash bonuses were earned pursuant to the 2018 CIP, based on the following financial performance goals: consolidated net sales (20%), financing segment operating income (20%), earnings before tax (30%), and services revenue (30%).
The award opportunity in fiscal 2021 was based on a target amount, which was adjusted based on the level of attainment of financial performance as set forth in each participant’s award agreement, and payouts may range between 0% to 200% of target award amounts. All three of the participating executive officers had the same financial performance goals. The fiscal year 2021 financial performance weights and target amounts for each participant were as follows:

	Consolidated Net Sales		Financing Segment Operating income		Earnings Before Taxes		Services Revenue
Named Executive Officer	Percentage of Total Bonus	Target Bonus Amount ($)	Percentage of Total Bonus	Target Bonus Amount ($)	Percentage of Total Bonus	Target Bonus Amount ($)	Percentage of Total Bonus	Target Amount ($)

Mark P. Marron	20.0%	160,000	20.0%	160,000	30.0%	240,000	30.0%	240,000
Elaine D. Marion	20.0%	80,000	20.0%	80,000	30.0%	120,000	30.0%	120,000
Darren S. Raiguel	20.0%	80,000	20.0%	80,000	30.0%	120,000	30.0%	120,000

Results were adjusted to exclude any gain or loss attributable to the business operations of any entity acquired by the Company during the 2021 fiscal year. The 2018 CIP also permits the exclusion of all items of income, gain or loss determined by the Board to be extraordinary or unusual in nature and not incurred or realized in the ordinary course of business, and the incentive compensation expensed by ePlus for payments under the 2018 CIP.

Bonus payouts possible ranged between 0% and 200% of the target amount, depending on the level of achievement of the performance goals for the fiscal year 2021. The financial performance goals were as follows:

	Performance Goals
Performance Level	Consolidated Net Sales		Financing Segment Operating Income		Earnings Before Taxes		Services Revenue
Maximum	n/a	(1)	n/a	(1)	n/a	(1)	n/a	(1)
Target	$1,537,145,000		$28,060,000		$86,359,000		$188,766,000
Threshold (75% of Performance Goal)	$1,152,858,750		$21,045,000		$64,769,250		$141,574,500
Below Threshold	< $1,152,858,750		< $21,045,000		< $64,769,250		< $141,574,500

(1)	The threshold and escalators for each performance goal are as follows:

Amount of Goal Achieved	Award Amount
Less than 75% of Goal Target	No award relating to that target
Between 75% - 100% of Goal Target	Award shall be 50% of target, plus an additional 2.0% for each percentage point over 75% of Goal Target achieved
100% of Goal Target	100% of target for that Goal
More than 100% of Goal Target	100% of target for that Goal, plus an additional 5.0% for each percentage point over 100% of Goal Target achieved
Total Maximum Award for all goals combined	200% of Target

At the conclusion of the fiscal year ended March 31, 2021, the Compensation Committee determined which of the financial objectives described under the 2018 CIP and in the award agreements were achieved. There were no waivers or modifications to any specified performance targets, goals, or conditions with respect to the 2018 CIP or award agreements. The achievement of the financial performance goals is set forth below.

Performance Criteria	Goal	Achievement (1)	Amount of Goal Achieved
Consolidated Net Sales	$1,537,145,000	$1,555,261,000	101.2%
Financing Segment Operating Income	$28,060,000	$31,166,000	111.1%
Earnings Before Taxes	$86,359,000	$109,107,000	126.3%
Services Revenue	$188,766,000	$200,615,000	106.3%

(1)
Performance Criteria were adjusted to exclude the incentive compensation accrued by the Company, results for entities acquired during fiscal year 2021, and income and expenses related to those acquisitions.

The following table details the payments earned in the fiscal year ended March 31, 2021, and 2020, respectively (but paid in the subsequent fiscal year) for each NEO:

Named Executive Officer	FY 2021 Annual Incentive Cash Payment Earned ($)	FY 2020 Annual Incentive Cash Payment Earned ($)	% Change
Mark P. Marron	1,236,267	1,480,778	(17%)
Elaine D. Marion	618,133	740,389	(17%)
Darren S. Raiguel	618,133	740,389	(17%)

Long-Term Incentive Program

Under our 2012 Employee LTIP, the Compensation Committee has the authority to award various forms of long-term incentive compensation grants, such as cash awards, stock options, restricted stock awards, and restricted stock units. The Compensation Committee’s objectives for the fiscal year 2021 long-term equity-based and cash incentive awards to our NEOs were to focus executives on long-term profitable growth and shareholder value creation and the Company’s long-term strategic plan, and retain the services of our executives through multi-year vesting requirements.

Mr. Marron makes recommendations to the Committee for equity grants to NEOs, including to himself. However, the Compensation Committee deliberates and reaches its own decision regarding grants to all NEOs, including Mr. Marron, who does not participate in any deliberations regarding his own compensation. When determining the level of the grant, the Compensation Committee considers each NEO’s functional and enterprise management responsibilities, potential contributions to the Company’s profitability and growth, the value of prior long-term incentive grants and other non-cash and cash compensation, regular analysis of how the Company performed on multiple financial metrics as compared to certain peers, information from our independent compensation consultant (if any), and each executive’s total compensation, including cash compensation. However, the Compensation Committee does not use a formula or assign a particular weight to any given factor in determining equity award grant levels. Rather, the Compensation Committee’s determination of grant levels is subjective, and the Compensation Committee grants awards that in its judgment are reasonably competitive.

The Compensation Committee believes that restricted stock helps to create incentives for performance and further align the interests of executives with those of shareholders because the stock’s value increases or decreases in conjunction with the Company’s stock price. In addition, the Compensation Committee believes that granting awards with multi-year vesting periods creates a substantial retention incentive and encourages the NEOs to focus on the Company’s long-term business objectives and stock performance. With the exception of grants to Mr. Marron and Ms. Marion in June 2015, which had a five-year vest period, all outstanding restricted shares vesting for or granted to executive officers and other employees during the fiscal year ending March 31, 2021, vest over a three-year period.

For fiscal year 2021, the Compensation Committee used a combination of long-term incentive vehicles, including time-based restricted stock and cash performance awards. These vehicles focus NEOs on driving long-term profitable growth and shareholder value creation.

Element of LTI	Weight (by value)	Overview of Design
Time-Based Restricted Stock	CEO: 90% Other NEOs: 91%	• Vests in equal one-third increments per year on the first three one-year anniversaries of the grant
Cash Performance Award	CEO: 10% Other NEOs: 9%	• Grant is tied to achievement of operating income growth • Three-year performance period • Vesting and payout occurs on third year anniversary of grant • Actual payout can range between 0% and 150%

The table below shows the long-term incentive award values granted in fiscal year 2021 for each of the NEOs:

NEO	TB-Restricted Stock (1)	Cash Performance Award (2)	Total Value
Mark P. Marron	$1,799,979	$200,000	$1,999,979
Elaine D. Marion	$1,049,958	$100,000	$1,149,958
Darren S. Raiguel	$1,049,958	$100,000	$1,149,958

(1)	Award amounts for Time-Based Restricted Stock were determined based on the closing price of our common stock on the date of grant on June 16, 2020.

(2)	Amounts shown are the target amounts.

More information about the long-term incentive awards granted to each NEO in fiscal year 2021 are set forth in “Grants of Plan-Based Awards.”

CEO Compensation

The Compensation Committee determines compensation for our CEO using generally the same criteria it uses for other executive officers.

Other Elements of Our Fiscal Year 2021 Executive Compensation Program

Severance and Change in Control Provisions

Severance and change in control provisions are designed to facilitate our ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are frequently offered. Severance benefits are designed to provide benefits to ease an executive’s transition following an employment termination by the Company due to changes in our employment needs. Additionally, severance agreements increase the enforceability of non-competition provisions to which all of our executives are contractually bound. Change in control benefits are intended to encourage executives to remain focused on the Company’s business in the event of rumored or actual fundamental corporate changes. Both severance and change in control benefits are often an important part of an executive’s compensation package. See further details under the section entitled “Employment Agreements, Severance and Change in Control Provisions.”

Clawback Policy

Our executive compensation arrangements with our NEOs, including our CIP, employment agreements, and long-term cash performance awards, provide that bonuses or other compensation are subject to recovery by the Company to the extent required by Dodd-Frank and Sarbanes-Oxley, and any regulations promulgated thereunder. This provision does not apply to base salary, or to time-vested restricted stock which is not awarded, granted, or vested based on financial measures required to be reported under the securities laws.

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines for our executive officers to further align the interests of our executive officers with the interests of our shareholders. The guidelines are expressed as a multiple of the executives’ base salary as of each January 1st, or as of the date they are first identified as executive officers. Our executive officers are expected to retain stock ownership valued at a multiple of two times their annual base salary within five years of first being identified as an executive officer. Our CEO is expected to retain stock ownership valued at a multiple of five times his annual base salary within the same time frame. Executive officers are expected to retain one-half of all equity grants until such time as the target stock ownership is reached. The guidelines may be waived at the discretion of our Compensation Committee in the event of an extraordinary expense (such as, for example, housing or higher education needs), or if compliance would create a severe hardship or prevent an executive from complying with a court order, as in the case of a divorce or other property settlement. However, the Company expects such instances to be rare, and has not granted any waivers. At this time, all of our executive officers meet their respective guideline requirement.

Hedging and Short Sales Policies

Our Insider Trading Policy applies to all our employees and directors. Under the policy, our directors, officers, and employees who are “Insiders” (as defined in the policy) are absolutely prohibited from hedging, including using prepaid variable forward contracts, equity swaps, collars and exchange funds, and similar transactions that establish downside price protection, including short sales, and buying or selling put options, call options, or other derivatives of Company securities.

All trades of Company stock by directors, executive officers, and Insiders require pre-approval from our General Counsel, and must be made in accordance with the Insider Trading Policy.

Tax and Accounting Considerations

Deductibility of Executive Compensation

The Compensation Committee will review and consider the deductibility of executive compensation, taking into account any changes to IRC Section 162(m), as applicable. Prior to fiscal years commencing on or before December 31, 2017, IRC Section 162(m) permitted federal income tax deductions for compensation to certain named executive officers if the compensation met certain criteria. The Company believes that tax deductibility of compensation is an important factor, but not the sole factor, to be considered in setting executive compensation policy, and in light of the December 2017 changes to IRC Section 162(m), it is expected that the Compensation Committee will authorize payments that are not deductible for federal income tax purposes when it believes that such payments are appropriate to attract, retain, and incentivize executive talent.

Our executive employment agreements also provide that, if a severance payment is subject to the excise tax provided in IRC Section 280G, the executive will receive a lesser payment if he or she would receive a greater after-tax benefit, which will better enable the Company to obtain a tax deduction.

Accounting Considerations

Accounting considerations also play a role in the design of our executive compensation programs and policies. Codification Topic Compensation—Stock Compensation requires us to expense the cost of stock-based compensation awards. We consider the relative impact of the expense, in addition to other factors such as stockholder dilution, retentive impact, motivational impact, and the overall competitiveness of compensation packages when selecting long-term equity incentive instruments.

Benefits and Perquisites

Our NEOs participate in benefit plans generally available to all of our employees, including medical, health, life insurance, and disability plans. They also are eligible to participate in our 401(k) plan, and receive Company matching contributions, to the extent made by the Company, on the same terms as generally available to our employees. Pursuant to their employment agreements, they also are entitled to reimbursement for annual participation in an executive health assessment program.

Our executive officers are provided with relatively limited perquisites, which we believe is in the best interests of the Company. In some years, certain of our executive officers have received certain company-paid travel, meals, and entertainment costs for their families to attend the Company’s sales meeting. All attendees at the sales meeting are likewise eligible to have their families attend the meeting with the Company’s paying the same costs.

HOW WE MAKE EXECUTIVE COMPENSATION DECISIONS

Role of the Board and Compensation Committee, and our Executive Officers

Role of the Board and Compensation Committee

The Compensation Committee, which is composed entirely of independent directors, generally establishes the components of our compensation program and may evaluate the components from time to time. The Compensation Committee is responsible for evaluating and setting the compensation for our CEO, CFO, and COO. The Compensation Committee reviews the executive compensation program on an annual basis, with awards and adjustments generally being made in June. Compensation decisions may be made at other times of the year in the case of promotions, new hires, or changes in responsibilities. In making these determinations, the Compensation Committee may consider such factors as the Company’s performance, the individual performance of an executive officer, information from our independent compensation consultant (if any), and recommendations from management. In some cases, our Board of Directors ratifies the Compensation Committee’s decisions. The Compensation Committee also considers any recommendations from the Board relating to the CEO’s performance.

Role of the Chief Executive Officer

Our CEO, Mr. Marron, was responsible for the implementation and administration of our executive compensation program during the fiscal year. Mr. Marron recommended the overall structure for our executive compensation program, including base salary, metrics for the 2018 CIP award agreements for fiscal 2021, and the amount and vesting schedule of equity awards to be granted. The final decisions regarding executive compensation were, however, made by the Compensation Committee. Additionally, the CEO is not present during any deliberations or voting regarding his own compensation.

Guidance from the Compensation Committee’s Independent Compensation Consultant

An independent compensation consultant, Pearl Meyer & Partners, LLC, has periodically provided executive compensation consulting services to the Compensation Committee. The Compensation Committee reviewed the independence of the consultant under NASDAQ and SEC rules, and concluded that the work of the consultant has not raised any conflict of interest. The consultant is engaged directly by the Compensation Committee.

In the spring of 2019, the consultant provided services relating to a review, including a competitive market study, of our CEO’s, CFO’s, and COO’s compensation arrangements, including base salary, annual incentives, total cash compensation, long-term incentives, and total direct compensation. The Compensation Committee referred to this report in April 2019 when assessing compensation for Messrs. Marron and Raiguel, and Ms. Marion.

The consultant performed a competitive market analysis of the pay levels described above. While the consultant provided general observations on the Company’s compensation programs, it did not determine or recommend the amount or form of compensation for Messrs. Marron and Raiguel, or Ms. Marion.

The Compensation Committee approves the compensation for the NEOs based on its own evaluation, input from our CEO (for all executive officers except himself), internal pay equity considerations, the tenure, role, and performance of each NEO, as well as input from the compensation consultant and market data.

Comparison Peer Groups

The Compensation Committee periodically reviews the compensation practices of peer companies as part of its decision-making process so it can set total compensation levels that it believes are reasonably competitive. In April 2019, the Compensation Committee reviewed multiple market data sets in analyzing competitive and appropriate compensation packages. One data set included seven of the companies that the Committee had previously identified. In determining our peer group, we considered our revenue; net earnings; earnings before interest, taxes, depreciation and amortization (“EBITDA”); market capitalization; number of employees; ISS-selected peers; Industry GICS Code; and companies with whom we compete for customers. While we also view a number of other companies as potential peers, because they are privately held and no compensation data was available for those entities, they were not included in our peer group.

Peer Group
PC Connection Inc.	Insight Enterprises, Inc.	CDW Corporation
PCM, Inc. (f/k/a PC Mall)	Presidio, Inc.	ScanSource, Inc.
ManTech International Corp.
Two companies from the prior year, Black Box Corp. and Ciber, Inc., had been acquired and therefore no current data was available.

In addition to the peer group companies, the Compensation Committee, in consultation with the consultant, considered the following market data sets:

The companies fell into four categories:  Data Processing and Outsourced Services, IT Consulting and Other Services, Technology Distributor, and Internet Services and Infrastructure. They had a median revenue of $1.5 billion, compared to ePlus’ $1.4 billion, and a median market capitalization of $1.9 billion compared to ePlus’ $1.2 billion.

Six additional market data cuts were then developed based on those 80 companies:

Market Data Subset	Description/Rationale
ePlus’ Peers	Current Peers
Technology Distributors	Same sub-industry as ePlus
IT Services Companies	Same industry as direct peer Presidio
Technology Distributors and IT Consulting and Other Services	Same sub-industries as ePlus and direct peers (Presidio, CDW, Insight, and Avent)
Companies with Similar Market Cap to Revenue Ratio	Reflects companies with similar valuation multiple as ePlus (defined range: 50% - 150% of ePlus multiple)
Companies with Similar 3-year Revenue Growth	Reflects companies with similar growth as ePlus (defined range: 50% - 150% of ePlus growth rate)

This broad range of data was considered by the Compensation Committee to ascertain whether the compensation for our executive officers is appropriately positioned above or below the median to properly reflect various factors, such as our companies’ performance, the unique characteristics of each executive’s position, and applicable retention considerations. The Compensation Committee does not set compensation components to meet specific benchmarks, such as targeting salaries “above the median” or equity compensation at a particular percentile.

The Company did not update its peer group during the fiscal year ended March 31, 2021.

Alignment of Senior Management Team to Drive Performance

Our performance goals are designed to drive shareholder value creation by aligning members of senior management with our strategy and common performance goals. To match performance to our goals, the Company engages in extensive communications on what members of senior management, together with their teams, should strive toward to impact achievement of the Company’s goals. We believe this understanding of the link between individual, team, and Company performance helps the Company to focus on actions that have the greatest potential to drive the Company toward more profitable growth and shareholder value.

2021 EXECUTIVE COMPENSATION

The following table includes information concerning compensation earned by our NEOs during fiscal years 2021, 2020, and 2019.

2021 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Mark P. Marron – President and Chief Executive Officer	2021	800,000	1,799,979	1,236,267	3,700	3,839,946
	2020	800,000	1,749,980	1,480,778	12,315	4,043,073
	2019	800,000	1,704,119	666,540	10,535	3,181,194
Elaine D. Marion – Chief Financial Officer	2021	450,000	1,049,958	618,133	3,700	2,121,791
	2020	450,000	999,989	740,389	10,416	2,200,794
	2019	450,000	960,500	266,616	10,019	1,687,135
Darren S. Raiguel – Chief Operating Officer	2021	450,000	1,049,958	618,133	3,700	2,121,791
	2020	450,000	999,989	740,389	9,391	2,199,769
	2019	436,381	1,089,625	266,616	7,669	1,800,291

(1)
The values in this column represent the aggregate grant date fair values of restricted stock awards granted in the respective fiscal year, computed in accordance with Codification Topic Compensation—Stock Compensation. Assumptions used in calculating these values may be found in Note 13 of our financial statements in our 2021 Form 10-K. Each of these amounts reflect our expected aggregate accounting expense for these awards as of the grant date and do not necessarily correspond to the actual values that will be expensed by us or realized by the NEOs.

(2)	These amounts reflect cash payments under our 2018 CIP, which were earned during the fiscal year identified. A detailed description of the fiscal 2021 payments can be found in the CD&A.

(3)
Each of our executive officers received other compensation of $3,700 during fiscal years 2021, 2020, and 2019, in the form of an employer 401(k) match. The match is available on the same terms to all employees.  The fiscal years 2020 and 2019 also include travel, meals, and entertainment costs for the NEOs’ family to attend the Company’s sales meeting. An in-person sales meeting was not held in fiscal 2021 due to the COVID-19 pandemic.

2021 Grants of Plan-Based Awards Table

The following table provides information regarding the grants of plan-based awards during fiscal year 2021 under the 2018 CIP and the Company’s 2012 Employee LTIP.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Stock or Units (#)(3)	Underlying Options (#)	Option Awards ($/Sh)	and Option Awards ($)(4)

Mark P. Marron	6/16/2020				25,031	-	-	1,799,979
(1)	6/26/2020	80,000	800,000	1,600,000
(2)	6/26/2020	100,000	200,000	300,000
Elaine D. Marion	6/16/2020				14,601	-	-	1,049,958
(1)	6/26/2020	40,000	400,000	800,000
(2)	6/26/2020	50,000	100,000	150,000
Darren S. Raiguel	6/16/2020				14,601	-	-	1,049,958
(1)	6/26/2020	40,000	400,000	800,000
(2)	6/26/2020	50,000	100,000	150,000

(1)
These amounts reflect award opportunities under the 2018 CIP and are described more fully in the CD&A under the heading “Annual Cash Incentive Awards” and subheading “Cash Incentive Awards for Fiscal Year 2021.” Threshold amounts represent minimal level of achievement of the lowest weighted financial performance metric, and maximum amounts represent 200% of target values. Actual payments with respect to the awards for fiscal 2020 (and paid in fiscal 2021) are disclosed in the Non-Equity Incentive Plan Compensation column of the 2021 Summary Compensation Table.

(2)
These amounts reflect non-equity award opportunities under our 2012 Employee LTIP, and are more fully described in the CD&A under the heading “Long-Term Incentive Program.” Threshold amounts represent minimal level of achievement of the lowest weighted financial performance metric, and maximum amounts represent 150% of target values. These awards are earned on the third anniversary of the grant date to the extent the Company achieves a performance goal relating to growth in operating income.

(3)
These amounts represent the number of shares of restricted stock granted to the NEOs under our 2012 Employee LTIP. Equity awards granted to the executive officers and reflected in the 2021 Grants of Plan-Based Awards Table vest equally over a three-year period, and may be accelerated in limited circumstances as set forth in the Employee LTIP, award agreements, and/or employment agreements.

(4)
These amounts reflect the grant date fair value of the restricted stock granted in fiscal year 2021. This represents the aggregate amount that we expected to expense for such grants in accordance with Codification Topic Compensation—Stock Compensation over the grants’ respective service period. These amounts do not necessarily correspond to the actual values that will be expensed by us or realized by the NEOs. Assumptions used in calculating these values with respect to restricted stock awards may be found in Note 13 of our 2021 Annual Report.

Outstanding Equity Awards at 2021 Fiscal Year End

The following table provides information concerning the outstanding equity-based awards as of March 31, 2021.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Mark P. Marron	47,059	4,688,959
Elaine D. Marion	27,143	2,704,529
Darren S. Raiguel	27,977	2,787,628

(1)
The following table shows the dates on which the outstanding stock awards as of March 31, 2021, will vest, subject to continued employment through the vest date, or acceleration in limited circumstances as set forth in the 2012 Employee LTIP, award agreements, and/or employment agreements.

Vest Date	Mark P. Marron	Elaine D. Marion	Darren S. Raiguel
5/7/21	-	-	3,334
6/13/21	8,057	4,604	4,604
6/14/21	5,914	3,334	834
6/16/21	8,343	4,867	4,867
6/13/22	8,057	4,604	4,604
6/16/22	8,344	4,867	4,867
6/16/23	8,344	4,867	4,867

(2)	We calculated market value by multiplying the closing price of our common stock ($99.64) on the last business day of our fiscal year, March 31, 2021, by the number of shares in the first column.

Fiscal Year 2021 Options Exercised and Stock Vested

The following table sets forth information with respect to the shares of Company common stock acquired through vesting of restricted stock during our fiscal year 2021. There were no stock options outstanding during fiscal year 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Mark P. Marron	40,238	2,897,381
Elaine D. Marion	23,937	1,724,422
Darren S. Raiguel	9,770	679,995

(1)
Market value was computed by multiplying the closing price of our common stock on the day of vesting by the number of shares acquired. Additionally, the restricted stock shares were net-share settled such that the Company withheld shares with value equivalent to the NEO’s minimum statutory tax obligation for the applicable income and other employment taxes, and remitted cash to the appropriate taxing authorities. The amounts in the table represent the gross number of shares and value realized on vesting for each of the NEOs. The net number of shares acquired were: Mr. Marron, 24,145; Ms. Marion, 15,224, and Mr. Raiguel, 6,838.

Employment Agreements, Severance, and Change in Control Provisions

Our incentive plans for and employment agreements with our NEOs reflect our compensation philosophy.  All of our employment agreements with our NEOs contain “clawback” provisions as required by Dodd-Frank and Sarbanes-Oxley.

In all cases, our NEO’s receipt of severance payments is contingent upon their executing a release, and certifying that they will comply with certain confidentiality, non-competition, and non-solicitation provisions of the employment agreement.

The Company’s employment agreements with its NEOs are intended to comply with IRC Section 409A. The material terms of the employment agreements are described below. Also, pursuant to our 2012 Employee LTIP and standard award agreement, unvested stock issued to any employee will vest upon a “Change in Control,” as defined in the 2012 Employee LTIP.

Mark P. Marron
Chief Executive Officer

•	Mr. Marron’s currently effective agreement was amended and restated on December 12, 2017.

•
Mr. Marron’s agreement had an initial termination date of January 31, 2018, however, the agreement contains automatic two-year successive renewal periods unless either party terminates the agreement 60 days prior to the end of the then-current term. As no notice of termination was provided, the expiration date of his agreement is now January 31, 2022.

•
In the event of disability, termination without cause, or termination for good reason (all as defined in the agreement), Mr. Marron is entitled to eighteen months of his base salary, in addition to a pro-rated payment under our CIP, to the extent that the Performance Goals have been met, with the payment to be made after the end of the fiscal year at the time the payment would have been made had there been no termination. Additionally, the Company also would be responsible to pay Mr. Marron an amount in cash equal to the cost of premiums the Company paid prior to the date of termination for Mr. Marron and his dependents’ qualified coverage under the Company’s medical, prescription, dental, and other health benefits, for 18 months.

•
In the event of termination without cause, or by Mr. Marron for good reason, he is also entitled to, at the Company’s election, either the acceleration of unvested restricted stock, or cash in an amount equal to the value of the stock on the date of termination.

•	Mr. Marron’s employment agreement was amended on July 16, 2018, to increase his base salary to $800,000, effective April 1, 2018.

The table below summarizes the potential payments and benefits to Mr. Marron upon the occurrence of certain triggering events. The table assumes a hypothetical effective date of termination of March 31, 2021. The table does not include accrued, unused vacation time, which is paid to all employees upon termination of employment, pursuant to ePlus’ policies.

Triggering Event	Cash Severance	Cash Incentive (4)	Cash Long-Term Incentive Award (5)	Equity-Based Compensation Awards (6)	Benefits	Total
Termination Without Cause, or for Good Reason (1)	$1,243,099	$1,236,267	$200,000	$4,688,959	$-	$7,368,325
Change in Control (2)	$-	$-		$4,688,959	$-	$4,688,959
Death or Disability (3)	$1,243,099	$1,236,267	$200,000	$4,688,959	$-	$7,368,325

(1)	“Termination Without Cause” and termination “for Good Reason” are defined terms in Mr. Marron’s employment agreement.

(2)
This row assumes no termination accompanies the change in control. In the event of a termination in connection with the change in control, without Cause or for Good Reason (as defined in Mr. Marron’s employment agreement), see “Termination Without Cause, or for Good Reason” above.

(3)	The Cash Severance column assumes disability. No cash severance is due in the event of death.

(4)
In the event of disability, Termination without Cause or by Mr. Marron for Good Reason, all as defined in the agreement, Mr. Marron is entitled to a pro-rated amount of the payment under our CIP, to the extent that the Performance Goals have been met, with the payment to be made after the end of the fiscal year at the time the payment would have been made had there been no termination. The above table reflects the amount earned during the fiscal year ended March 31, 2021, and paid in the following fiscal year.

(5)
Pursuant to a Cash Long-Term Incentive Award made pursuant to our 2012 Employee LTIP, in the event the participant’s employment is terminated due to death, disability as defined in the 2012 Employee LTIP, or without cause as defined in any applicable employment agreement, the Company shall pay to the Participant, or his or her estate, a pro-rated amount of the target award, based on the number of days elapsed before employment termination, divided by the number of days in the performance period. The above table reflects the payout amount for the Cash Long-Term Incentive Awards granted on July 3, 2019, and June 26, 2020.

(6)
Pursuant to the 2012 Employee LTIP, and our standard restricted stock award agreements, upon death or a change in control, as defined by the 2012 Employee LTIP, all unvested stock for all employees will vest. The value of the equity-based compensation awards for all termination tables herein is calculated using the closing price of our common stock ($99.64) on the last business day of our fiscal year, March 31, 2021.

Elaine D. Marion
Chief Financial Officer

•	Ms. Marion’s agreement was amended and restated on December 12, 2017.

•
Ms. Marion’s agreement had an initial termination date of July 31, 2018, however, the agreement contains automatic one-year successive renewal periods unless either party terminates the agreement 60 days prior to the end of the then-current term. As no notice of termination was provided, the expiration date of her agreement is now July 31, 2022.

•
In the event of disability, termination without cause, or termination for good reason (all as defined in the agreement), Ms. Marion is entitled to twelve months of her base salary, in addition to a pro-rated amount of the payment under our CIP. Additionally, the Company would be required to pay to Ms. Marion an amount in cash equal to the cost of premiums the Company paid prior to the date of termination for Ms. Marion and her dependents’ qualified coverage under the Company’s medical, prescription, dental, and other health benefits, for 18 months.

•
In the event of termination without cause or by Ms. Marion for good reason, she is also entitled to, at the Company’s election, either the acceleration of unvested restricted stock, or cash in an amount equal to the value of the stock on the date of termination.

•	Ms. Marion’s employment agreement was amended on June 8, 2017, to increase her base salary to $450,000.

The table below summarizes the potential payments and benefits to Ms. Marion upon the occurrence of certain triggering events. The table assumes a hypothetical effective date of termination of March 31, 2021. The table does not include accrued, unused vacation time, which is paid to all employees upon termination of employment, pursuant to ePlus’ policies.

Triggering Event	Cash Severance	Cash Incentive (4)	Cash Long-Term Incentive Award (5)	Equity-Based Compensation Awards (6)	Benefits	Total
Termination Without Cause, or for Good Reason (1)	$493,746	$618,133	$100,000	$2,704,529	$-	$3,916,408
Change in Control (2)	$-	$-		$2,704,529	$-	$2,704,529
Death or Disability (3)	$493,746	$618,133	$100,000	$2,704,529	$-	$3,916,408

(1)	“Termination Without Cause” and termination “for Good Reason” are defined terms in Ms. Marion’s employment agreement.

(2)
This row assumes no termination accompanies the change in control. In the event of a termination in connection with the change in control, without Cause or for Good Reason (as defined in Ms. Marion’s employment agreement), see “Termination Without Cause, or for Good Reason”, above.

(3)	The Cash Severance column assumes disability. No cash severance is due in the event of death.

(4)
In the event of disability, termination without cause or by Ms. Marion for good reason, all as defined in the agreement, Ms. Marion is entitled to a pro-rated amount of the payment under our CIP, to the extent that the Performance Goals have been met, with the payment to be made after the end of the fiscal year at the time the payment would have been made had there been no termination. The above table reflects the amount earned during the fiscal year ended March 31, 2021, and paid in the following fiscal year.

(5)
Pursuant to a Cash Long-Term Incentive Award made pursuant to our 2012 Employee LTIP, in the event the participant’s employment is terminated due to death, disability as defined in the 2012 Employee LTIP, or without cause as defined in any applicable employment agreement, the Company shall pay to the Participant, or his or her estate, a pro-rated amount of the target award, based on the number of days elapsed before employment termination, divided by the number of days in the performance period. The above table reflects the payout amount for the Cash Long-Term Incentive Awards granted on July 3, 2019, and June 26, 2020.

(6)
Pursuant to the 2012 Employee LTIP, and our standard restricted stock award agreements, upon death or a change in control, as defined by the 2012 Employee LTIP, all unvested stock for all employees will vest. The value of the equity-based compensation awards for all termination tables herein is calculated using the closing price of our common stock ($99.64) on the last business day of our fiscal year, March 31, 2021.

Darren S. Raiguel
Chief Operating Officer

•	Effective as of May 7, 2018.

•
Mr. Raiguel’s agreement had an initial termination date of July 31, 2019, however, the agreement contains automatic one-year successive renewal periods unless either party terminates the agreement 60 days prior to the end of the then-current term. As no notice of termination was provided, the expiration date of his agreement is now July 31, 2022.

•
In the event of disability, termination without cause, or termination for good reason (all as defined in the agreement), Mr. Raiguel is entitled to twelve months of his base salary, in addition to a pro-rated amount of the payment under our CIP. Additionally, the Company would be required to pay to Mr. Raiguel an amount in cash equal to the cost of premiums the Company paid prior to the date of termination for Mr. Raiguel and his dependents’ qualified coverage under the Company’s medical, prescription, dental, and other health benefits, for 18 months.

•
In the event of termination without cause or by Mr. Raiguel for good reason, he is also entitled to, at the Company’s election, either the acceleration of unvested restricted stock, or cash in an amount equal to the value of the stock on the date of termination.

The table below summarizes the potential payments and benefits to Mr. Raiguel upon the occurrence of certain triggering events. The table assumes a hypothetical effective date of termination of March 31, 2021. The table does not include accrued, unused vacation time, which is paid to all employees upon termination of employment, pursuant to ePlus’ policies.

Triggering Event	Cash Severance	Cash Incentive (4)	Cash Long-Term Incentive Award (5)	Equity-Based Compensation Awards (6)	Benefits	Total
Termination Without Cause, or for Good Reason (1)	$493,746	$618,133	$100,000	$2,787,628	$-	$3,999,507
Change in Control (2)	$-	$-		$2,787,628	$-	$2,787,628
Death or Disability (3)	$493,746	$618,133	$100,000	$2,787,628	$-	$3,999,507

(1)	“Termination Without Cause” and termination “for Good Reason” are defined terms in Mr. Raiguel’s employment agreement.

(2)
This row assumes no termination accompanies the change in control. In the event of a termination in connection with the change in control, without Cause or for Good Reason (as defined in Mr. Raiguel’s employment agreement), see “Termination Without Cause, or for Good Reason”, above.

(3)	The Cash Severance column assumes disability. No cash severance is due in the event of death.

(4)
In the event of disability, termination without cause or by Mr. Raiguel for good reason, all as defined in the agreement, Mr. Raiguel is entitled to a pro-rated amount of the payment under our CIP, to the extent that the Performance Goals have been met, with the payment to be made after the end of the fiscal year at the time the payment would have been made had there been no termination. The above table reflects the amount earned during the fiscal year ended March 31, 2021, and paid in the following fiscal year.

(5)
Pursuant to a Cash Long-Term Incentive Award made pursuant to our 2012 Employee LTIP, in the event the participant’s employment is terminated due to death, disability as defined in the 2012 Employee LTIP, or without cause as defined in any applicable employment agreement, the Company shall pay to the Participant, or his or her estate, a pro-rated amount of the target award, based on the number of days elapsed before employment termination, divided by the number of days in the performance period. The above table reflects the payout amount for the Cash Long-Term Incentive Awards granted on July 3, 2019, and June 26, 2020.

(6)
Pursuant to the 2012 Employee LTIP, and our standard restricted stock award agreements, upon death or a change in control, as defined by the 2012 Employee LTIP, all unvested stock for all employees will vest. The value of the equity-based compensation awards for all termination tables herein is calculated using the closing price of our common stock ($99.64) on the last business day of our fiscal year, March 31, 2021.

2021 Pay Ratio Disclosure

Pursuant to Item 402(u) of Regulation S-K, the Company is required to provide annual disclosure of the ratio of the median of the total annual compensation of all employees of the Company (other than Mr. Marron, the Company’s CEO) to the total annual compensation of the principal executive officer, which for ePlus is our CEO, Mr. Marron. The purpose of the required disclosure is to provide a measure of the equitability of pay within the Company. ePlus believes its compensation philosophy and process yield an equitable result and presents such information as follows:

Median employee total annual compensation	Mr. Marron’s total annual compensation
$110,431	$3,839,946

Based on this information, for our 2021 fiscal year, the ratio of the annual total compensation of Mr. Marron to the annual total compensation of our median employee was estimated to be 34.77 to 1. This pay ratio is a reasonable estimate, calculated in a manner consistent with the applicable SEC requirements.

Our median employee referenced above is the same median employee identified in our 2020 Proxy Statement (“2020 Median Employee”), since there were no changes to our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure.

In determining our 2020 Median Employee, we considered the full annual compensation of all individuals who were employed throughout the entire 2019 calendar year, and annualized compensation for employees who joined ePlus during 2019, with the following adjustments. Our employee population, after taking into consideration the adjustments permitted by SEC rules and described below, consisted of approximately 1,460 individuals. There were two groups of employees we did not include in the calculation. First, we did not include any of the 77 employees who joined ePlus as part of its acquisition of certain assets and liabilities of Innovative Systems & Solutions, Inc., a Virginia corporation d/b/a ABS Technology, which closed on August 23, 2019. Second, we did not include our 58 non-U.S.-based employees, which was less than 5% of our total workforce, and included 24 employees in the United Kingdom, 33 employees in India, and one employee in Singapore. We selected our median employee from the list of the remaining employees. To identify our median employee, we calculated compensation as the sum of (i) base salary, (ii) commissions, and (iii) equity that vested during the year. Mr. Marron’s compensation was calculated using the same methodology that the Company used to calculate the CEO’s annual total compensation for the 2021 Summary Compensation Table described above.

Once we identified our median employee, we calculated his or her fiscal year 2021 annual total compensation under the Summary Compensation Table rules in a manner that is consistent with the calculation of our CEO’s compensation, without any adjustments or estimates. The SEC requirements for identifying our median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio we report may not be comparable to the pay ratio other companies report.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of March 31, 2021, about our common stock that may be issued upon the exercise of options, warrants, and rights under our prior equity compensation plans. It also provides information regarding the number of securities available for future issuance under our current equity compensation plans, under which there are no outstanding options, warrants, or rights.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	-	n/a	637,191	(1)
Equity compensation plans not approved by security holders	-	n/a	-
Total	-		637,191

(1)
This number includes 116,420 shares reserved for issuance under the 2017 Non-Employee Director Long-Term Incentive Plan and available for future restricted stock awards, and 520,771 shares reserved for issuance under the 2012 Employee Long-Term Incentive plan.

PROPOSAL 3 – Ratification of the Selection of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending March 31, 2022

The Board and the Audit Committee recommend that the shareholders ratify the selection of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2022. Deloitte is currently the Company’s independent registered public accounting firm, and the Audit Committee approved the selection and retention of Deloitte for fiscal year 2022.

Neither the Company’s Bylaws or other governing documents nor the law require shareholder ratification of the selection of Deloitte as the Company’s independent registered accounting firm. As a matter of good corporate practice, however, the Company is submitting the selection of Deloitte to the shareholders for ratification. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Deloitte. Even if the selection is ratified, the Audit Committee retains discretion to direct the selection of a different independent registered accounting firm at any time if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders.

Representatives of Deloitte are expected to attend the 2021 Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2022.

AUDIT COMMITTEE REPORT

The Audit Committee’s report regarding the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2021 is below. The information contained in this report is not soliciting material, is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation of this proxy statement by reference.

The Audit Committee has certain duties and powers as described in its written charter adopted by the Board, which is available on the Investors section of the Company’s website at http://www.eplus.com/investors/corporate-governance-legal/committee-charters. The Audit Committee is responsible primarily for assisting the Board in its oversight of the Company’s accounting and financial reporting processes, including audits of the Company’s financial statements and the integrity of its financial statements, determining the independent registered public accounting firm’s qualifications and independence, and evaluating the performance of the Company’s internal audit function and that of the independent registered public accounting firm. The Audit Committee does not itself prepare financial statements or perform audits. All members of the Audit Committee are “independent,” as required by applicable NASDAQ Listing Rules, as currently in effect, and in accordance with SEC rules and regulations, and each such member has the ability to read and understand fundamental financial statements.

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements; establishment and effectiveness of internal controls over financial reporting; and maintenance of appropriate accounting and financial reporting principles, policies, and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. Deloitte is responsible for planning and carrying out a proper audit of the Company’s annual financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles, and auditing the effectiveness of internal controls over financial reporting.

In performing its oversight role, the Audit Committee has considered and discussed the audited consolidated financial statements with management and Deloitte. The Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB. The Audit Committee has received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence. Deloitte has free access to the Audit Committee to discuss any matters Deloitte deems appropriate.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations of management and Deloitte. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with the auditing standards of the PCAOB, that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States, that Deloitte is in fact “independent”, or the effectiveness of the Company’s internal controls.

Based on the reports and discussions, and subject to the limitations on the role and responsibilities of the Audit Committee described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2021. This report is provided by the following independent directors, who served on the Audit Committee during the 2021 fiscal year.

Submitted by the Audit Committee

Maureen F. Morrison, Chair
John E. Callies
C. Thomas Faulders, III
Ben Xiang

Independent Registered Public Accounting Firm Fees and Independence

Deloitte has served as the Company’s independent registered public accounting firm since 1990. The Audit Committee of the Board has selected Deloitte as the Company’s independent registered accounting firm for the fiscal year ending March 31, 2022.

The following table presents the aggregate fees paid to or accrued by Deloitte for the audit of the Company’s annual consolidated financial statements, and all other professional services rendered by Deloitte, for the fiscal years ended March 31, 2021, and March 31, 2020:

	Fiscal 2021 ($)	Fiscal 2020 ($)
Audit Fees	$1,680,303	$1,650,161
Audit-Related Fees	-	-
Tax-Related Fees	10,000	89,186
All Other Fees	-	-
TOTAL FEES	$1,690,303	$1,739,347

Audit-Related Fees

Deloitte billed no audit-related fees for the fiscal years ended March 31, 2021, and 2020. Deloitte did not provide audit-related services during the last two fiscal years. The Audit Committee pre-approves all auditing services (which may entail providing comfort letters in connection with securities underwriting), and all audit-related services Deloitte provided to us, subject to a de minimis exception as set forth in the SEC’s rules.

Tax-Related Fees

Deloitte’s fees for tax-related services were $10,000 and $89,186 for the fiscal years ended March 31, 2021, and 2020, respectively.

All Other Fees

Deloitte provided no other services, and thus billed no other fees, for the fiscal years ended March 31, 2021, and 2020.

PROPOSAL 4 – Approval of the 2021 Employee Long-Term Incentive Plan

On July 15, 2021, the Board of Directors adopted the 2021 Employee Long-Term Incentive Plan (the “Employee Plan”), subject to stockholder approval.  If the Employee Plan is adopted by shareholders, we do not intend to grant any additional awards under the 2012 Employee Long-Term Incentive Plan (the “2012 Employee LTIP”) or any earlier plan.

Shareholders are requested in this Proposal 4 to approve the Employee Plan.  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the Employee Plan.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will have no effect.

The description below of the Employee Plan is qualified in its entirety by reference to the full text of the Employee Plan, a copy of which is attached as Annex A to these proxy materials.

Summary of the Employee Plan

General

The Employee Plan allows for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and other stock-based awards to ePlus employees.  Under the Employee Plan, the total number of shares authorized for grant is 1,500,000.  Awards granted under the 2012 Employee LTIP or any prior plan will not be counted toward the 1,500,000 shares authorized for grant under the Employee Plan.  The approval of the Employee Plan will allow the Compensation Committee to continue to grant restricted stock awards and a broad array of other equity incentives at levels it determines appropriate, subject to certain limitations set forth in the Employee Plan.  The purposes of the Employee Plan are to encourage employees of the Company to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.  Shares under the Employee Plan will not be used to compensate our outside directors, who are compensated under a separate Non-Employee Director Plan, which was approved by shareholders and adopted in 2017.

Administration

Pursuant to its terms, the Employee Plan is administered by the Compensation Committee of the Board of Directors.  The Compensation Committee has the power to do the following, among other powers: designate participants, determine the number of Shares covered by an Award, determine the terms and conditions of any award, interpret and administer the Employee Plan, accelerate the vesting, exercise or payment of an award, correct any defect, supply any omission, or reconcile any inconsistency in the Employee Plan or any award in the manner and to the extent it shall deem desirable to carry the Employee Plan into effect, and make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Employee Plan.

Eligibility

In general, any employee of ePlus and its consolidated subsidiaries is eligible to be designated as a participant.  As of June 30, 2021, we had approximately 1,560 employees.

Stock Subject to the Plan

A maximum of 1,500,000 shares of common stock are available for issuance under the Employee Plan, subject to adjustment as provided under the terms of the Employee Plan.  Shares issuable under the Employee Plan may consist of authorized but unissued shares or shares held in our treasury.  If any shares covered by an award granted under the Employee Plan are forfeited or withheld to cover taxes, or if an award otherwise terminates without the delivery of shares or of other consideration, then the shares covered by such award, or the number of shares otherwise counted against the aggregate number of shares available under the Employee Plan with respect to such award, to the extent of any such forfeiture or termination, shall again be available for granting awards under the Employee Plan.  The Employee Plan includes an annual per-person limitation of 100,000 options and stock appreciation rights, and also a 100,000 annual limit on restricted stock, restricted stock units, performance awards and other stock-based awards.

Section 409A

Except to the extent specifically provided otherwise by the Committee, awards are intended to satisfy the requirements of Section 409A of the Internal Revenue Code, so as to avoid the imposition of any additional taxes or penalties.  Notwithstanding any provision in the Employee Plan to the contrary, with respect to any award that is subject to Section 409A, distributions on account of a separation from service may not be made to a “specified employee,” as defined by Section 409A, before six months after the date of separation from service, or, if earlier, the date of death of the employee.

Amendments to and Termination of the Plan

The Board of Directors may amend, alter, suspend, discontinue or terminate the Employee Plan, in whole or in part, provided that no material amendment may be made without stockholder approval if said approval is required by applicable law, rule or regulation.  No amendment, alteration, suspension or discontinuation may be made without approval of shareholders if the action would increase the total number of shares available under the Employee Plan, subject to certain anti-dilution provisions, or would result in a repricing, as described below.  No amendment of the Employee Plan may materially adversely affect any right of any participant with respect to any outstanding award without the participant’s written consent.  If not earlier terminated by the Board of Directors, the Employee Plan will automatically terminate on the tenth anniversary of its effective date.  No awards may be granted under the Employee Plan after it is terminated, but any previously granted awards will remain in effect until they expire.

Clawback

Awards under the Employee Plan will be subject to Company policies or applicable statutes, rules, or regulations regarding recoupment or clawback as may be in effect from time-to-time, regardless of whether the participant is in the service of the Company or an affiliate at the time the events giving rise to the recoupment or clawback occur or are discovered.  If for any reason the Company’s financial statements must be restated for any part of a performance period, as a result of material noncompliance with accounting requirements, and the vesting or amount of an award for a participant would be materially affected by information changed in such financial statements, then such award will be forfeited, and be repaid to the Company, in such amount or to such extent as the Committee shall determine.

Substitute Awards

Awards may, in the sole discretion of the Committee, be granted under the Employee Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the total share reserve.

Prohibition of Repricing

Except in the event of a stock dividend, recapitalization, stock split, merger, or other similar events defined in the Employee Plan, the Board may not, without stockholder approval, take any action that would: permit options, SARs, or other stock-based awards encompassing rights to purchase shares to be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted option or the grant price of a previously granted SAR, or the purchase price of a previously granted other stock-based award.

Terms of Options

The Committee may grant non-qualified stock options, incentive stock options, or a combination of the two.  Each award will be evidenced by an agreement, which may have additional conditions or restrictions so long as such provisions are not inconsistent with the Employee Plan.

Exercise Price.  The exercise price shall not be less than 100% of the fair market value (as defined in the Employee Plan) of the Company’s common stock on the date of the grant.

Option Term.  The term of each Option shall not exceed ten years from the date of the grant.

Vesting.  Unless the award agreement provides otherwise, and subject to the Committee’s authority to accelerate vesting, waive or amend terms, or otherwise modify an award, options shall become vested as follows: 20% of the shares shall first become exercisable on the one-year anniversary of the date of grant, 30% of the shares shall first become exercisable on the two-year anniversary of the date of grant, and the remainder shall first become exercisable on the three-year anniversary of the date of grant.  All options shall become immediately exercisable upon a change in control.

Payment of Exercise Price.  The exercise price shall be paid in full when an option is exercised, or, at the Committee’s discretion, may be paid pursuant to a broker-assisted cashless exercise, delivery of other shares of common stock of ePlus that have been held for at least six months, or a combination of the above methods.

Termination of Employment.  Options become immediately exercisable upon the death or disability of a participant, and must be exercised, if at all, within one year after said death or disability, but in no event after the date the options would otherwise lapse.  Upon retirement, all options that are not exercisable shall be forfeited, and if exercisable, the options must be exercised, if at all, within one year of retirement but in no event after the date the options would otherwise lapse.  Options that are not exercisable shall lapse upon a termination of employment for cause.  Upon termination of employment for any reason other than death, disability, retirement or cause, all options that are not exercisable as of the date of termination shall be forfeited, and if exercisable, must be exercised, if at all, within 90 days of termination of employment.

Restrictions on Transfer.  No option shall be assignable, alienable, saleable or transferable by a participant other than by will or the laws of descent and distribution.  However, the Committee may permit a participant to designate a beneficiary to exercise the rights of the participant upon the participant’s death.

Incentive Stock Options

Terms.  The terms of incentive stock options (“ISOs”) shall be designed to comply with Section 422 of the Internal Revenue Code.  In the event any provisions of the Employee Plan would contravene the Code, such Employee Plan provision shall not apply to ISOs.  In addition to the above conditions regarding stock options, the following also apply to ISOs:

Amount of Award.  The aggregate fair market value of stock (determined as of the time of grant) with respect to which such ISOs are exercisable for the first time by the participant during any calendar year may not exceed $100,000.  To the extent an option initially designated as an ISO exceeds this value limit or otherwise fails to satisfy the requirements applicable to ISOs, it shall be deemed a non-qualified stock option.

Timing of Exercise.  If the Committee exercises its discretion to permit an ISO to be exercised more than three months after the participant’s termination of employment, and the exercise occurs more than three months after the participant ceases being an employee (or more than 12 months in the event of the participant’s death or disability), such ISO shall be treated for all purposes as a non-qualified stock option.

Ten Percent Owners.  Any ISO granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of the Company’s stock shall have an exercise price per share of at least 110% of the fair market value of the stock at the date of grant, and the ISO shall expire no later than five years after the date of grant.

Stock Appreciation Right

The Committee may grant Stock Appreciation Rights (“SARs”).  The grant price shall not be less than 100% of the fair market value of the stock on the date of grant, except that if a SAR is granted in tandem with an option, the grant price of the SAR shall not be less than the exercise price of the option.  As determined by the Committee, the payment upon exercise may be paid in cash, shares to be valued at their fair market value on the date of exercise, by any other mode of payment deemed appropriate by the Committee or by any combination thereof. The term of each SAR shall not exceed ten years from the date of grant.

Upon any exercise of a tandem SAR, the number of shares of common stock for which any related option shall be exercisable shall be reduced by the number of shares for which the SAR has been exercised. The number of shares of common stock for which a tandem SAR shall be exercisable shall be reduced upon any exercise of any related option by the number of shares of common stock for which such option has been exercised.

Restricted Stock and Restricted Stock Units

Restricted stock and restricted stock units (“RSUs”) may be awarded under the Employee Plan to any employee selected by the Compensation Committee.  Generally, the Compensation Committee has the discretion to fix the amount, terms, conditions and restrictions applicable to restricted stock awards.  Any restricted stock or RSUs granted may be evidenced as the Committee deems appropriate, including, without limitation, by book-entry registration or issuance of a stock certificate or certificates.  In the event any stock certificate is issued in respect of shares of restricted stock granted under the Employee Plan, such certificate shall be registered in the name of the participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such restricted stock.  Unless otherwise determined by the Committee, all shares of restricted stock and RSUs still subject to restriction shall be forfeited and reacquired by the Company upon termination of employment for any reason other than death or disability.  Any conditions or restrictions on restricted stock shall lapse upon a change in control.

Except as otherwise provided in an award agreement or any special plan document governing an award, the participant will have all of the tights of a shareholder with respect to the restricted stock, including the right to vote, and the participant shall have none of the rights of a shareholder with respect to restricted stock units until such time as shares are paid in settlement of the restricted stock units.  Unless otherwise provided in the award agreement, awards of restricted stock will be entitled to full dividend rights and any dividends paid thereof will be paid or distributed to the holder no later than the end of the calendar year in which the dividends are paid to shareholders or, if later, the 15th day of the third month following the date the dividends are paid to shareholders (or shall otherwise be in compliance with, or exempt from, Section 409A).

Performance Awards

The Employee Plan authorizes the Committee to grant Performance Awards, which include arrangements under which the grant, issuance, retention, vesting and/or transferability of any award is subject to performance criteria and additional terms or conditions as designated by the Committee.  A performance award may be payable in cash, shares of common stock (including restricted stock), other securities or other awards.

Dividend Equivalent

The Employee Plan authorizes the Committee to grant participants awards under which the holders thereof are entitled to receive payments equivalent to dividends or interest, with respect to a number of shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares or otherwise reinvested.

Other Stock-Based Awards

The Employee Plan authorizes the Committee to grant participants other awards that are denominated or payable in shares, as the Committee deems consistent with the Employee Plan and as comply with applicable law.  The awards shall be granted for no cash consideration, or for such minimal cash consideration as may be required by applicable law.  Payment of the award may be made in cash, shares, rights in or to shares issuable under the award, other securities, or other forms as determined by the Committee, or in any combination thereof.  The Committee may establish rules and procedures relating to the awards.  Except as provided by the Committee, the award shall not be assignable, alienable, saleable, or transferable other than by will or the laws of descent and distribution, although the Committee may permit a participant to designate a beneficiary to exercise the rights of the participant upon the death of the participant.

Summary of Federal Income Tax Consequences of Options and Stock Appreciation Rights

The following is a brief summary of the principal United States Federal income tax consequences of stock options and stock appreciation rights under the Employee Plan, under current United States Federal income tax laws.  This summary is not intended to constitute tax advice and is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Nonqualified Stock Options and Stock Appreciation Rights.  A participant will not recognize any income at the time a nonqualified stock option or stock appreciation right is granted, nor will we be entitled to a deduction at that time (subject to the limitations of Section 162(m) of the Code).  When a nonqualified stock option or stock appreciation right is exercised, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains on the date of exercise over the exercise price (or, for a stock appreciation right, the cash or value of shares received on exercise).  Payroll taxes are required to be withheld from the participant on the amount of ordinary income recognized by the participant.  We generally will be entitled to a tax deduction (subject to Section 162(m)) with respect to a nonqualified stock option or stock appreciation right at the same time and in the same amount as the participant recognizes income.  The participant’s tax basis in any shares acquired by exercise of a nonqualified stock option (or received on exercise of a stock appreciation right) will be equal to the exercise price paid plus the amount of ordinary income recognized.

Upon a subsequent sale of the shares received by a participant following the exercise of a nonqualified stock option, any gain or loss will generally be treated as long-term or short-term capital gain or loss, depending on how long the participant held such shares prior to sale. Generally, if the participant sells the shares after holding them for more than one year, the gain or loss will be taxed at long-term capital gains rates.  If the participant sells the shares within one year, any gain will be treated as short-term capital gain taxed at ordinary income rates.

Incentive Stock Options.  A participant will not recognize any income at the time an ISO is granted.  Nor will a participant recognize any income at the time an ISO is exercised.  However, the excess of the fair market value of the shares on the date of exercise over the exercise price paid will be a preference item that could create an alternate minimum tax liability.  If a participant disposes of the shares acquired on exercise of an ISO after the later of two years after the date of grant of the ISO or one year after the date of exercise of the ISO (the “holding period”), the gain (i.e., the excess of the proceeds received on sale over the exercise price paid), if any, will be long-term capital gain eligible for favorable tax rates.  If the participant disposes of the shares prior to the end of the holding period, the disposition is a “disqualifying disposition”, and the participant will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the lesser of (i) the fair market value of the shares on the date of exercise or (ii) the amount received for the shares, over the exercise price paid.  The balance of the gain or loss, if any, will be long-term or short-term capital gain or loss depending on how long the shares were held by the participant prior to disposition.

We generally are not entitled to a deduction as a result of the grant or exercise of an ISO.  If a participant recognizes ordinary income as a result of a disqualifying disposition, we will, subject to the limits of Section 162(m) of the Code, be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income.

Restricted Stock.  Under Section 83 of the Code, a participant who receives a grant of restricted stock will generally have income only when the stock vests, equal to the fair market value of the stock at that time less any amount paid for the shares.  However, the grantee may make a so-called “83(b) election” to recognize ordinary income at the time of grant.  Assuming no other applicable limitations, the amount and timing of the deduction available to the Company will correspond to the income recognized by the grantee.  Upon the later sale of the shares, the difference between the fair market value at vesting and the sale price will be long-term or short-term capital gain or loss, depending on whether the participant has held the shares for one year or more.

Stock Appreciation Rights.    A participant will recognize no income upon receiving an award of stock appreciation rights. Upon exercising a stock appreciation right, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Subject to the restrictions of Section 162(m) of the Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Restricted Stock Units and Performance Awards.  A participant will recognize no income upon grant of these awards and will recognize ordinary income upon settlement or payment of the award in stock or cash.  Generally, the payment of the award is taxable to a participant as ordinary income equal to the amount of cash and/or the fair market value of shares received. Subject to the restrictions of Section 162(m) of the Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Section 162(m) and Limits on the Company’s Deductions.  Section 162(m) of the Code denies tax deductions to publicly held corporations for compensation paid to certain senior executives that exceeds $1,000,000.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF
THE 2021 EMPLOYEE LONG-TERM INCENTIVE PLAN

FREQUENTLY ASKED QUESTIONS CONCERNING THE 2021 ANNUAL MEETING OF SHAREHOLDERS

Why did I receive these proxy materials?

These proxy materials are first being distributed on or about July 29, 2021, to the Company’s shareholders in connection with our Board’s solicitation of proxies to be voted at the 2021 Annual Meeting on September 16, 2021, at 8:00 am ET, at The Westin-Washington Dulles Airport, 2520 Wasser Terrace, Herndon, Virginia, 20171, and any postponement or adjournment thereof. Although we currently plan to meet in person, ePlus will prioritize the health and well-being of our shareholders, directors, and employees during the COVID-19 pandemic. If appropriate, we may hold our 2021 Annual Meeting virtually over the Internet, at the above date and time, via live audio-only webcast. If we decide to conduct the 2021 Annual Meeting virtually, we will announce this change through a press release, the filing of additional solicitation material with the SEC, and on our website. We will provide instructions as to how you or your proxy holder may participate, vote, and examine a list of shareholders of record at the virtual 2021 Annual Meeting at that time. This proxy statement describes the matters on which you, as the Company’s shareholder, are entitled to vote. It also includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares.

What is the purpose of the 2021 Annual Meeting?

At our 2021 Annual Meeting, shareholders will be asked to vote to (1) elect the eight director nominees named in this proxy statement for a term expiring at the 2022 Annual Meeting of Shareholders; (2) approve, on an advisory basis, the compensation of our NEOs; (3) ratify the appointment of the Company’s independent registered public accounting firm; and (4) to approve the 2021 Employee Long-Term Incentive Plan. See the sections entitled “Proposal 1 – Election of Directors,” “Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation,” and “Proposal 3 – Ratification of Independent Registered Public Accounting Firm” and (4) “Proposal 4 – 2021 Employee Long-Term Incentive Plan.”  The Board does not know of any matters to be brought before the meeting other than as set forth in the Notice of 2021 Annual Meeting of Shareholders.

Who may attend the 2021 Annual Meeting?

Only holders of our common stock as of the close of business on our Record Date, which was July 21, 2021, or their duly appointed proxies, may attend the 2021 Annual Meeting. If you hold your shares through a broker, bank, or other nominee, you will be required to show the notice or voting instructions form you received from your broker, bank, or other nominee, or a copy of the statement (such as a brokerage statement) from your broker, bank, or other nominee reflecting your stock ownership as of our Record Date to be admitted to the 2021 Annual Meeting.

Who may vote at the 2021 Annual Meeting?

Holders of our common stock as of the close of business on the Record Date are entitled to notice of, and to vote at, the 2021 Annual Meeting. As of July 21, 2021, there were 13,510,177 shares of our common stock outstanding, which includes 177,581 unvested restricted shares entitled to vote at the 2021 Annual Meeting, with each share entitled to one vote.

How do I vote at the 2021 Annual Meeting?

Eligible shareholders may vote in one of four ways:

•	By telephone. Use the toll-free telephone number shown on your Notice or proxy card;
•	Via the Internet. Visit the Internet website shown on your Notice or proxy card and follow the on-screen instructions;
•	By mail. Date, sign, and promptly return your proxy card by mail in a postage prepaid envelope; or
•	In person. Deliver a completed proxy card at the meeting or vote in person.

Voting instructions for eligible shareholders (including instructions for both telephonic and Internet voting) are provided under the heading “Voting Information” of this proxy statement and on the proxy card. The telephone and Internet voting procedures are designed to authenticate shareholder identities, allow shareholders to give voting instructions, and confirm that the shareholders’ instructions have been recorded properly. A control number, located on the Notice and the proxy card, will identify shareholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded. Costs associated with telephone and electronic access, such as usage charges from telephone companies and Internet access providers, must be borne by the shareholder. If you submit your proxy by telephone or via the Internet, it will not be necessary to return your proxy card. The deadline for voting by telephone or via the Internet is 11:59 p.m. ET on September 15, 2021.

What if I do not vote or do not indicate how my shares should be voted on my proxy card?

If an eligible shareholder does not return a signed proxy card or submit a proxy by telephone or via the Internet, and does not attend the meeting and vote in person, his or her shares will not be voted. Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the Internet, and which are not revoked, will be voted at the meeting in accordance with the instructions contained therein.

If you submit a properly completed proxy but do not indicate how your shares should be voted on a proposal, the shares represented by your proxy will be voted as the Board recommends on such proposal.

What if my shares of the Company’s common stock are held for me by a broker?

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power for that item and has not received instructions from the beneficial owner.

•
Non-Discretionary Items. The election of directors (Proposal 1), the advisory vote to approve Named Executive Officer compensation (Proposal 2), and the vote to approve the 2021 Employee Long-Term Incentive Plan (Proposal 4) may not be voted on by your broker if it has not received voting instructions.

•
Discretionary Items. The ratification of Deloitte as the Company’s independent registered public accounting firm (Proposal 3) is a discretionary item. Generally, brokers that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

How can I change my votes or revoke my proxy after I have voted?

Any proxy signed and returned by a stockholder or submitted by telephone or via the Internet may be revoked or changed at any time before it is exercised at the 2021 Annual Meeting, or any adjournments or postponements thereof, by:

•	Mailing written notice of revocation or change to our Corporate Secretary, at ePlus, 13595 Dulles Technology Drive, Herndon, Virginia, 20171;
•	Delivering a later-dated proxy (either in writing, by telephone, or via the Internet); or
•	Voting in person at the meeting.

Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

Will my votes be publicly disclosed?

No. As a matter of policy, shareholder proxies, ballots, and tabulations that identify individual shareholders are not publicly disclosed and are available only to the inspector of election and certain employees, who are obligated to keep such information confidential.

Who will count the votes?

A representative of the Company’s Transfer Agent, Computershare, will serve as the inspector of election for the 2021 Annual Meeting, and will count the votes.

What if other matters come up during the 2021 Annual Meeting?

If any other matters properly come before the meeting, including a question of adjourning or postponing the meeting, the persons named in the proxies or their substitutes acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

What constitutes a quorum at the 2021 Annual Meeting?

A quorum is required to transact business at the 2021 Annual Meeting. To constitute a quorum, there must be in attendance or represented by proxy a majority of the voting power of the outstanding capital stock entitled to vote at the 2021 Annual Meeting. Abstentions and broker non-votes count toward the establishment of a quorum.

How many votes are required to approve each matter to be considered at the 2021 Annual Meeting?

Proposal 1: Election of directors. Each of the eight nominees for director will be elected by a plurality of the shares present in person or by proxy at the 2021 Annual Meeting and entitled to vote on the election of directors, subject to the Company’s director resignation policy should any director not receive a majority of the votes cast. A plurality means that the nominees with the greatest number of votes are elected as directors up to the maximum number of directors to be chosen at the 2021 Annual Meeting. In the election of directors, Proposal 1, you may vote “for” each of the nominees or your vote may be “withheld” with respect to one or more of the nominees. Please note, however, that the Company’s Corporate Governance Guidelines provide that, in an uncontested election (that is, an election where the number of director nominees does not exceed the number of directors to be elected), if any nominee for director does not receive a majority of the votes cast, he or she is expected to tender his or her resignation in writing to the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall evaluate the resignation tendered and shall make a recommendation to the Board whether to accept or reject the resignation, or whether other actions should be taken. The Board shall act on each such resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee, within 90 days following the certification of the election results. If a director’s resignation is not accepted by the Board, then the director who tendered that resignation will continue to serve on the Board until the 2022 Annual Meeting of Shareholders and until his or her successor is elected and qualified, or until his or her earlier death, unconditional resignation, or removal. In the event of a contested election, director nominees who receive the most votes for the number of seats up for election will be elected. Broker non-votes and abstentions will not be counted as present and entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.

Proposal 2: Advisory vote to approve Named Executive Officer compensation. The affirmative vote of the holders of a majority of the shares entitled to vote on the proposal, present in person or represented by proxy at the meeting, is required to approve on an advisory, non-binding basis the compensation paid to our NEOs. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.

Proposal 3: Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. The affirmative vote of the holders of a majority of the shares entitled to vote on the proposal, present in person or represented by proxy at the meeting, is required to ratify Deloitte as the Company’s independent registered public accounting firm for the year ending March 31, 2022. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.

Proposal 4:  Approval of 2021 Employee Long-Term Incentive Plan.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the 2021 Employee Long-Term Incentive Plan. Abstentions will be counted as present and entitled to vote on the proposal, and will therefore have the effect of a negative vote. Broker non-votes will have no effect.

Who pays to prepare, mail, and solicit the proxies?

The Company will bear the costs of solicitation of proxies for the 2021 Annual Meeting, including preparation, assembly, printing, and mailing of the Notice, this proxy statement, the Annual Report, the proxy card, and any additional information furnished to shareholders. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding any solicitation materials to such beneficial owners. Proxies may be solicited in person or by mail, telephone, or electronic transmission on our behalf by our directors, officers, or employees. However, we do not reimburse or pay additional compensation to our own directors, officers, or other employees for soliciting proxies.

OTHER MATTERS

Other Business

The Board knows of no other matters that will be presented for consideration at the 2021 Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy will have the discretionary authority to vote such proxy on such matters in accordance with their best judgment.

Annual Report on Form 10-K

A copy of our Annual Report, which includes our Form 10-K for the year ended March 31, 2021, as filed with the SEC, will be sent to any shareholder without charge upon written request addressed to Investor Relations, at ePlus, 13595 Dulles Technology Drive, Herndon, Virginia, 20171.
You may also obtain our Form 10-K via the SEC’s Internet site, www.sec.gov, or our Annual Report, which includes our Form 10-K, via our website, www.eplus.com/Investors/Pages/Annual-Reports.aspx.

Additional copies of the Annual Report, the Notice, this proxy statement, and the accompanying proxy may be obtained from our Investor Relations department at the address above.

Householding

Company shareholders who share an address may receive only one copy of the Notice or this proxy statement and the Annual Report from their bank, broker, or other nominee, unless contrary instructions are received. We will deliver promptly a separate copy of the Notice or this proxy statement and Annual Report to any stockholder who resides at a shared address and to which a single copy of the documents was delivered, if the shareholder makes a request by contacting our Corporate Secretary, at ePlus, 13595 Dulles Technology Drive, Herndon, Virginia, 20171, or by telephone at (703) 984-8400. If you wish to receive separate copies of the Notice or this proxy statement and the Annual Report in the future, or if you are receiving multiple copies and would like to receive a single copy for your household, you should contact your broker, bank, or other nominee.

Shareholder Proposals for the 2022 Annual Meeting of Shareholders

Shareholders have the opportunity to submit proposals for the 2022 Annual Meeting of Shareholders. To be considered for inclusion in the Company’s proxy statement and form of proxy for next year’s Annual Meeting of Shareholders, your shareholder proposal must be submitted in writing by March 31, 2022, to the Corporate Secretary, at ePlus, 13595 Dulles Technology Drive, Herndon, Virginia 20171. Proposals must be received by that date and satisfy the requirements of Rule 14a-8 under the Exchange Act to be included in the proxy statement and on the proxy card that will be used for solicitation of proxies by the Board for the 2022 Annual Meeting of Shareholders.

In accordance with our Bylaws, if you wish to submit a proposal for consideration at next year’s Annual Meeting of Shareholders that is not to be included in next year’s proxy materials, or wish to nominate a candidate for election to the Board at next year’s Annual Meeting of Shareholders, your proposal or nomination must be submitted in writing and received by the Corporate Secretary at least 60 days before the date of the first anniversary of this 2021 Annual Meeting if the 2022 Annual Meeting of Shareholders is held within 30 days of the anniversary of this 2021 Annual Meeting or, otherwise, within seven days after the first public announcement of the date of the 2022 Annual Meeting of Shareholders. Assuming that our 2022 Annual Meeting of Shareholders is held on schedule, to be “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, we must receive written notice of your intention to introduce a nomination or other item of business at that Meeting before July 18, 2022. If we do not receive written notice during that time period, or if we meet certain other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that Meeting will use their discretion in voting the proxies if any such matters are raised at the meeting.

A submission by an ePlus shareholder must contain the specific information required in ePlus’ Bylaws. If you would like a copy of ePlus’ current Bylaws, please write to the Corporate Secretary, at ePlus, 13595 Dulles Technology Drive, Herndon, Virginia 20171. ePlus’ current Bylaws may also be found on the Company’s website at http://www.eplus.com/investors/corporate-governance-legal/amended-and-restated-bylaws.

Results of the 2021 Annual Meeting

The preliminary voting results will be announced at the 2021 Annual Meeting. The final voting results will be tallied by the inspector of elections and published in a Current Report on Form 8-K, which we are required to file with the SEC within four business days following the 2021 Annual Meeting.

Additional Information about the Company

Although the information contained on, or accessible through, our website is not part of this proxy statement, you will find information about ePlus and our corporate governance practices at http://www.eplus.com/investors. Our website contains information about our Board, its Committees, and their charters; our Bylaws; and our Code of Conduct, Certificate of Incorporation, and Corporate Governance Guidelines. Shareholders may obtain, without charge, printed copies of the above documents by writing to the Corporate Secretary, at ePlus, 13595 Dulles Technology Drive, Herndon, Virginia 20171.

The Company’s principal executive offices are located at ePlus, 13595 Dulles Technology Drive, Herndon, Virginia 20171. The Company’s main telephone number is (703) 984-8400.

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements made in the CD&A section of this proxy statement regarding the benefits and anticipated results of our compensation programs and the Compensation Committee’s plans and intentions relating thereto. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by law. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned under the heading “Risk Factors” in our Annual Report (accompanying this proxy statement), and in the periodic reports that we file with the SEC on Form 10-Q.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 16, 2021

The proxy materials for the Company’s the 2021 Annual Meeting, including our Annual Report on Form 10-K for the year ended March 31, 2021, and this proxy statement, are available online via the Company’s website at http://www.eplus.com/investors/investor-information/annual-meeting-proxy. Other information on the Company’s website does not constitute part of the Company’s proxy materials.

It is important that your proxy be returned promptly, whether by mail, by telephone or via the Internet. The proxy may be revoked at any time by you before it is exercised as described in this proxy statement. If you attend the meeting in person, you may withdraw any proxy (including a telephonic or Internet proxy) and vote your own shares as described in this proxy statement.

July 29, 2021	By Order of the Board of Directors

Erica S. Stoecker
Corporate Secretary, General Counsel, & Chief Compliance Officer

ANNEX A

2021 EMPLOYEE LONG-TERM INCENTIVE PLAN

Section 1.	Establishment and Purpose

(a) Purpose.  The purposes of this ePlus inc. 2021 Long-Term Incentive Plan (the “Employee Plan”) are to encourage Employees of ePlus inc. (together with any successor thereto, the “Company”) and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

(b) Effective Date; Shareholder Approval.  The Plan is effective October 1, 2021, subject to approval by the Company’s shareholders.

Section 2.	Definitions

As used in the Employee Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has no less than a 50% equity interest, as determined by the Committee.  With respect to Incentive Stock Options, “Affiliate” means any entity, domestic or foreign, whether or not such entity now exists or is hereafter organized or acquired by the Company or by an Affiliate that is a “subsidiary corporation” within the meaning of Code Section 424(d) and the rules thereunder.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Employee Plan.

(c) “Award Agreement” shall mean any written agreement, contract, or other instrument or document, including an electronic communication, evidencing any Award granted under the Employee Plan.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Cause” shall (except as otherwise provided in an Award Agreement) mean any of the following acts by the Participant, as determined by the Committee in its reasonable and good faith discretion: (i) failure to substantially perform his or her duties (other than as a result of Disability), after the Board or the executive to which the Participant reports delivers to the Participant a written demand for substantial performance that specifically identifies the manner in which the Participant has not substantially performed his or her duties; (ii) willful misconduct or gross negligence that is materially injurious to the Company or a subsidiary; (iii) prolonged absence from duty without consent by the Board or the executive to which the Participant reports (iv) breach of his or her duty of loyalty to the Company or a subsidiary; (v) Participant has made any material unauthorized disclosure of any of the secrets or confidential information of the Company; (vi) breach of any confidentiality and/or non-compete agreement between him or her and the Company; (vii) commission of a felony or a serious crime involving moral turpitude; or (viii) a material violation of the Company’s written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct.

(f) “Change in Control” means an event that is “a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A and that also falls within one of the following events with respect to the Company:

(i) the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger own more than fifty percent (50%) of the outstanding common stock of the surviving corporation immediately after the merger; or

(ii) the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than to a subsidiary or affiliate; or

(iii) any action pursuant to which any person (which term may include two or more persons consistent with Section 13(d)(3) of the Exchange Act), corporation or other entity shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of shares of capital stock entitled to vote generally for the election of directors of the Company (“Voting Securities”) representing more than fifty (50%) percent of the combined voting power of the Company’s then outstanding Voting Securities (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities); or

(iv) the individuals (x) who, as of the Effective Date, constitute the Board (the “Original Directors”) and (y) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of a majority of the Original Directors then still in office (such Directors being called “Additional Original Directors”) and (z) who thereafter are elected to the Board and whose election or nomination for election to the Board was approved by a vote of a majority of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board; or

(v) the date of a complete dissolution or liquidation of the Company.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” shall mean the Compensation Committee of the Board of Directors of the Company, or such other committee as may be designated by the Board.  However, if a member of the Compensation Committee is not a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, the Compensation Committee may from time to time delegate some or all of its functions under the Employee Plan to a committee or subcommittee composed of members that meet the relevant requirements but shall be no fewer than two (2) individuals or any other number that Rule 16b-3 may require from time to time.  The term “Committee” includes any such committee or subcommittee, to the extent of the Compensation Committee’s delegation.

(i) “Common Stock” shall mean shares of the Company’s common stock, par value $0.01 per share.

(j) “Disability” shall (except as otherwise provided in an Award Agreement) mean 1) any illness or other physical or mental condition of a Participant which renders the Participant incapable of performing his or her customary and usual duties for the Company (with or without a reasonable accommodation as required by law) and that in the judgment of the Committee is permanent and continuous in nature, and (2) the Committee or the Company or relevant Affiliate has provided written notice to the Participant that the Participant’s employment is terminated due to a permanent “Disability” pursuant to this section. Notwithstanding the above, with respect to an Incentive Stock Option (and if and to the extent required by Code Section 409A with respect to other Awards), Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code. The Committee may establish any process or procedure it deems appropriate for determining whether a Participant has a “Disability”.

(k) “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Employee Plan.

(l) “Employee” means any person who is in the employ of the Company or any Affiliate, subject to the control and direction of the Company or any Affiliate as to both the work to be performed and the manner and method of performance.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, the Fair Market Value of a share of Common Stock shall be the closing sales price of a share of Common Stock as quoted on such exchange or system for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) if the Common Stock is regularly quoted by a recognized securities dealer but is not listed in the manner contemplated by clause (i) above, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) if neither clause (i) above nor clause (ii) above applies, the Fair Market Value of a share of a share of Common Stock shall be determined in good faith by the Committee based on the reasonable application of a reasonable valuation method that complies with Code Section 409A and Code Section 422 if and to the extent required.

(o) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Employee Plan that is intended to meet the requirements of Sections 422 of the Code, or any successor provision thereto.

(p) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Employee Plan that is not an Incentive Stock Option.

(q) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(r) “Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Employee Plan.

(s) “Participant” shall mean an Employee of the Company or of any Affiliate designated to be granted an Award under the Employee Plan.

(t) “Performance Award” shall mean any right granted under Section 6(d) of the Employee Plan.

(u) “Performance Criteria” shall mean any quantitative and/or qualitative measures, as determined by the Committee in its discretion, which may be used to measure the level of performance of the Company or any individual Participant during a Performance Period.

(v) “Performance Period” shall mean any period as determined by the Committee in its sole discretion.

(w) “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(x) “Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(y) “Restricted Stock” shall mean any award of Shares granted under Section 6(c) of the Employee Plan.

(z) “Restricted Stock Unit” shall mean any right granted under Section 6(c) of the Employee Plan that is denominated in Shares.

(aa) “Retirement” means retirement (i) at or after age 55 with ten years of service or (ii) at or after age 65.

(bb) “Section 409A” means Section 409A of Code, and the Treasury regulations and other authoritative guidance issued thereunder.

(cc) “Shares” shall mean the Shares of Common Stock, and such other securities as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 7 of the Employee Plan.

(dd) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Employee Plan.

Section 3.	Administration

Except as otherwise provided herein, the Employee Plan shall be administered by the Committee, which shall have the power to interpret the Employee Plan and to adopt such rules and guidelines for implementing the terms of the Employee Plan as it may deem appropriate.  The Committee shall have the ability to modify the Employee Plan provisions, to the extent necessary, to accommodate any changes in laws and regulations in jurisdictions in which Participants will receive Awards.

(a) Subject to the terms of the Employee Plan and applicable law, the Committee shall have full power and authority to:

(i)	designate Participants;

(ii)	determine the type or types of Awards to be granted to each Participant under the Employee Plan;

(iii)	determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;

(iv)	determine the terms and conditions of any Award;

(v)	Determine the effect of termination of employment on any Award;

(vi)
determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(vii)
determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Employee Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(viii)	interpret and administer the Employee Plan and any instrument or agreement relating to, or Award made under, the Employee Plan;

(ix)	establish, amend, suspend, or waive such rules and guidelines;

(x)
reduce, eliminate or accelerate any restriction or vesting requirement, applicable to an Award at any time after the grant of an Award or to extend the time for exercising any Option (but not beyond the original ten-year term), Restricted Stock Awards or Restricted Stock Units;

(xi)
to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Employee Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(xii)
to amend any Award Agreement or waive any provision, condition or limitation thereof; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(xiii)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Employee Plan; and

(xiv)
correct any defect, supply any omission, or reconcile any inconsistency in the Employee Plan or any Award in the manner and to the extent it shall deem desirable to carry the Employee Plan into effect.

(b) Unless otherwise expressly provided in the Employee Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Employee Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder, and any employee of the Company or of any Affiliate.  Any determinations and other actions of the Committee with respect to any of the matters referred to in this Section 3 or elsewhere in the Employee Plan or in any Award Agreement need not be consistent, even among Participants who are similarly situated and/or who have previously received similar or other Awards, except as may be specifically provided to the contrary in the Employee Plan or in the applicable Award Agreement.  In addition, actions of the Committee may be taken by the Committee but with one or more members abstaining or recusing himself or herself from acting on the matter, so long as two or more members remain to act on the matter.  Such action, authorized by the Committee upon the abstention or recusal of such members, shall be the action of the Committee for purposes of the Employee Plan.  The Committee may designate the Secretary of the Company or other employees of the Company to assist the Committee in the administration and operation of the Employee Plan and may direct such persons to execute documents on behalf of the Committee.

Section 4.	Shares Available for Awards

Shares Available. Subject to adjustment as provided in Section 7, the total number of shares of Common Stock reserved and available for delivery pursuant to Awards granted under the Employee Plan shall be One Million Five Hundred Thousand (1,500,000).  If any Shares covered by an Award granted under the Employee Plan, or to which such an Award relates, are forfeited, or if an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Employee Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Employee Plan. Notwithstanding the foregoing but subject to adjustment as provided in Section 7, no more than One Million Five Hundred Thousand (1,500,000). Shares shall be available for delivery pursuant to the exercise of Incentive Stock Options.

Any Award made under a previous ePlus incentive plan shall continue to be subject to the terms and conditions of the plan under which it was awarded and the applicable Award Agreement.

(a)       Accounting for Awards. For purposes of this Section 4,

(i)
if an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Employee Plan; and

(ii)
Dividend Equivalents denominated in Shares and Awards not denominated in Shares but potentially payable in Shares shall be counted against the aggregate number of Shares available for granting Awards under the Employee Plan in such amount and at such time as the Dividend Equivalents and such Awards are settled in Shares, provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may only be counted once against the aggregate number of Shares available, and the Committee shall adopt procedures, as it deems appropriate, in order to avoid double counting. Any Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company, shall not be counted against the Shares available for granting Awards under this Plan.

(iii)
Notwithstanding anything herein to the contrary, any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, or shares withheld from an Award, or delivered by a Participant to satisfy minimum tax withholding requirements, shall be available again for grant under this Plan. Shares subject to an Award under the Employee Plan may not again be made available for issuance under the Employee Plan if such Shares are: (x) Shares that were subject to an Option or a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Option or Stock Appreciation Right, (y) Shares delivered to or withheld by the Company to pay the exercise price under Options or Stock Appreciation Rights, or (z) Shares repurchased on the open market with the proceeds of an Option exercise

(b)       Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized but unissued Shares, treasury Shares or Shares reacquired by the Company in any manner.

(c)       Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the total share reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO limit. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Employee Plan and shall not count toward the total share limit.

Section 5.	Eligibility

Any Employee of the Company or of any Affiliate shall be eligible to be designated a Participant.

Section 6.	Awards

(a) Options. Options granted under the Employee Plan may, at the discretion of the Committee, be in the form of either Non-Qualified Stock Options, Incentive Stock Options or a combination of the two.  Where both a Non-Qualified Stock Option and an Incentive Stock Option are granted to a Participant at the same time, such Awards shall be deemed to have been granted in separate grants, shall be clearly identified, and in no event will the exercise of one such Award affect the right to exercise the other Award.  Unless otherwise specified, an Option shall be a Non-Qualified Stock Option.  Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. Subject to Section 3, the Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Employee Plan, as the Committee shall determine:

(i)
Amount of Shares. The Committee may grant Options to a Participant in such amounts as the Committee may determine, subject to the limitations set forth in Section 6(g)(v) of the Employee Plan.  The number of Shares subject to an Option shall be set forth in the applicable Award Agreement.

(ii)
Exercise Price. The exercise price per Share under an Option shall be determined by the Committee; provided, however, and except as provided in Section 4(d), that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.  The exercise price of an Option, as determined by the Committee pursuant to this Section 6(a)(ii), shall be set forth in the applicable Award Agreement.

(iii)	Option Term. Except as set forth in Section 6(a)(vii) below, the term of each Option shall not exceed ten (10) years from the date of grant.

(iv)
Timing of Exercise. Except as may otherwise be provided in the Award Agreement or as the Committee may otherwise determine, and subject to the Committee’s authority under Section 3(a) to accelerate the vesting of an Award and to waive or amend any terms, conditions, limitations or restrictions of an Award, each Option granted under the Employee Plan shall be exercisable in whole or in part, subject to the following conditions, limitations and restrictions:

(A)
20% of the Shares subject to an Option shall first become exercisable on the one-year anniversary of the date of grant, 30% shall first become exercisable on the two-year anniversary of the date of grant and the remainder shall first become exercisable on the three-year anniversary of the date of grant;

(B)	All Options subject to the Award shall become immediately exercisable upon a Change in Control;

(C)
All Options granted to a Participant shall become immediately exercisable upon the death or Disability of the Participant and must be exercised, if at all, within one year after such Participant’s death or Disability, but in no event after the date such Options would otherwise lapse. Options of a deceased Participant may be exercised only by the estate of the Participant or by the person given authority to exercise such Options by the Participant’s will or by operation of law. In the event an Option is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Option has been transferred by the Participant’s will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Shares thereunder unless and until the Company is satisfied that the person or persons exercising the Option is or are the duly appointed executor(s) or administrator(s) of the deceased Participant or the person to whom the Option has been transferred by the Participant’s will or by the applicable laws of descent and distribution;

(D)
Upon an Employee’s Retirement, all Options that have not become exercisable as of the date of Retirement shall be forfeited and to the extent that Options have become exercisable as of such date, such Options must be exercised, if at all, within one year after Retirement, but in no event after the date such Options would otherwise lapse; and

(E)
The Option shall lapse upon termination of employment for Cause.  Except as otherwise provided in Section 6(a)(vii) or Section 6(g)(xii), upon an Employee’s termination of employment, for any reason other than death, Disability, Retirement or Cause, all Options that have not become exercisable as of the date of termination shall be forfeited and to the extent that Options have become exercisable as of such date, such Options must be exercised, if at all, within 90 days after such termination of employment.

(v)
Payment of Exercise Price. The exercise price shall be paid in full when the Option is exercised and stock certificates shall be registered and delivered only upon receipt of such payment. Unless otherwise provided by the Committee, payment of the exercise price may be made in cash or by certified check, bank draft, wire transfer, or postal or express money order or any other form of consideration approved by the Committee. In addition, at the discretion of the Committee, payment of all or a portion of the exercise price may be made by

(A)
Delivering a properly executed exercise notice to the Company, or its agent, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds with respect to the portion of the Shares to be acquired upon exercise having a Fair Market Value on the date of exercise equal to the sum of the applicable portion of the exercise price being so paid and appropriate tax withholding;

(B)
Tendering (actually or by attestation) to the Company previously acquired Shares that have been held by the Participant for at least six months having a Fair Market Value on the day prior to the date of exercise equal to the applicable portion of the exercise price being so paid; or

(C)	any combination of the foregoing.

(vi)
Incentive Stock Options. The terms of any Incentive Stock Option granted under the Employee Plan shall be designed to comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder which are hereby incorporated by reference.  In the event that any provision of the Employee Plan would contravene the Code rules that apply to Incentive Stock Options, such Plan provision shall not apply to Incentive Stock Options.  Incentive Stock Options granted under the Employee Plan shall be subject to the following additional conditions, limitations and restrictions:

(A)	Timing of Grant. No Incentive Stock Option shall be granted under the Employee Plan after the 10-year anniversary of the date the Employee Plan is adopted by the Board.

(B)
Amount of Award. The aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any subsidiary) may not exceed $100,000, taking Incentive Stock Option into account in the order in which they were granted.  To the extent an Option initially designated as an Incentive Stock Option exceeds the value limit of this Section or otherwise fails to satisfy the requirements applicable to Incentive Stock Options, it shall be deemed a Non-Qualified Stock Option and shall otherwise remain in full force and effect.

(C)
Timing of Exercise.  In the event that the Committee exercises its discretion to permit an Incentive Stock Option to be exercised by a Participant more than three months after the Participant’s termination of employment and such exercise occurs more than three months after such Participant has ceased being an Employee (or more than 12 months after the Participant is Disabled or dies), such Incentive Stock Option shall thereafter be treated as a Non-Qualified Stock Option for all purposes.

(D)
Transfer Restrictions. In no event shall the Committee permit an Incentive Stock Option to be transferred by a Participant other than by will or the laws of descent and distribution, and any Incentive Stock Option granted hereunder shall be exercisable, during his or her lifetime, only by the Participant.

(E)
Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Affiliate unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the date of grant and the Option expires no later than five years after the date of grant.

(vii)
Extension of Option Term for Blackouts.  At its discretion, the Committee may extend the term of any Option beyond its earlier termination pursuant to Section 6(a)(iii),(iv)(C), (iv)(D) or (iv)(E) if the Company had prohibited the participant from exercising the Option prior to termination or expiration in order to comply with applicable Federal, state, local or foreign law, provided that such extension may not exceed  the earlier of 30 days from the date such prohibition is lifted or ten years after the Option grant date.

(viii)	No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Employee Plan and any applicable Award Agreement, a Stock Appreciation Right Award granted under the Employee Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, multiplied by the number of Stock Appreciation Rights granted.  As determined by the Committee, the payment upon exercise may be paid in cash, Shares to be valued at their Fair Market Value on the date of exercise, any other mode of payment deemed appropriate by the Committee or any combination thereof.  The Committee may establish a maximum appreciation value payable for stock appreciation rights.

(i)
Grant Price. Shall be determined by the Committee, provided, however, and except as provided in Section 7, that such price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right, except that if a Stock Appreciation Right is at any time granted in tandem with an Option, the grant price of the Stock Appreciation Right shall not be less than the exercise price of such Option.

(ii)	Term. The term of each Stock Appreciation Right shall not exceed ten (10) years from the date of grant.

(iii)	Time and Method of Exercise. The Committee shall establish in the applicable Award Agreement the time or times at which a Stock Appreciation Right may be exercised in whole or in part.

(iv)
No Deferral Feature.  No Stock Appreciation Right shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Stock Appreciation Right.

(v)
Reduction in the Underlying Option Shares. Upon any exercise of a tandem Stock Appreciation Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a tandem Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

 (c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

(i)
Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such vesting conditions and other restrictions as the Committee may establish in the applicable Award Agreement (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. The Committee may remove any vesting condition or other restriction or reduce any restriction period applicable to a particular Restricted Stock Award or, subject to compliance with Code Section 409A, a particular grant of Restricted Stock Units. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such restrictions have lapsed.  Except as otherwise provided in an Award Agreement or any special Plan document governing an Award, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares are paid in settlement of the Restricted Stock Units. Unless otherwise provided in the applicable Award Agreement, Awards of Restricted Stock will be entitled to full dividend rights and any dividends paid thereon will be paid or distributed to the holder no later than the end of the calendar year in which the dividends are paid to shareholders or, if later, the 15th day of the third month following the date the dividends are paid to shareholders (or shall otherwise be in compliance with, or exempt from, Code Section 409A).

(ii)
Registration. Any Restricted Stock or Restricted Stock Units granted under the Employee Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Employee Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iii)
Forfeiture. Upon termination of employment during the applicable restriction period for any reason other than death or Disability, except as determined otherwise by the Committee, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company.

(iv)
Compliance with Section 409A.  Each Restricted Stock Unit shall comply with the requirements of subsection (a) of Section 409A (to constitute either a short-term deferral or otherwise be excluded from Section 409A, or to meet the requirements of Section 409A applicable to a deferral of compensation) and be implemented in accordance with such requirements.

(d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants. Performance Awards include arrangements under which the grant, issuance, retention, vesting and/or transferability of any Award is subject to such Performance Criteria and such additional conditions or terms as the Committee may designate. The Committee may establish a maximum Performance Award. Subject to the terms of the Employee Plan and any applicable Award Agreement, a Performance Award granted under the Employee Plan:

(i)	may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, or other Awards; and

(ii)
shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such Performance Periods as the Committee shall establish.

(e) Dividend Equivalents. The Committee is hereby authorized to grant to Participants Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Employee Plan and any applicable Award Agreement, such Awards may have such terms and conditions as the Committee shall determine.

(f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Employee Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Employee Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, or other Awards, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, and except as provided in Section 7, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is exercised.

(g) General.

(i)	No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii)
Awards may be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards; provided, however, that any tandem Stock Appreciation Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

(iii)
Forms of Payment under Awards. Subject to the terms of the Employee Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, rights in or to Shares issuable under the Award or other Awards, other securities, or other Awards, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

(iv)
Limits on Transfer of Awards. Except as provided by the Committee, no Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each designation will revoke all prior designations by the same Participant and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, in the case of Participant’s Disability, by the Participant’s guardian or legal representative. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v)
Per-Person Limitation on Options and SARs. The number of Shares with respect to which Options and Stock Appreciation Rights may be granted under the Employee Plan during any calendar year to an individual Participant shall not exceed one hundred thousand (100,000) Shares, subject to adjustment as provided in Section 7.

(vi)
Per-Person Limitation on Certain Awards. Other than Options and Stock Appreciation Rights, the aggregate number of Shares with respect to which Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock-Based Awards may be granted under the Employee Plan during any calendar year to an individual Participant shall not exceed one hundred thousand (100,000) Shares, subject to adjustment as provided in Section 7.

(vii)
Conditions and Restrictions upon Securities Subject to Awards. The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability and forfeiture or repurchase provisions or provisions on payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation: (A) restrictions under an insider trading policy or pursuant to applicable law, (B) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (C) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (D) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

(viii)
Share Certificates. All Shares or other securities delivered under the Employee Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Employee Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or automated quotation system upon which such Shares or other securities are then listed, quoted, or traded, and any applicable Federal, state, or local securities laws, and the Committee may cause a legend or legends to be put on any such certificates or issue instructions to the transfer agent to make appropriate reference to such restrictions.

(ix)
Suspension of Exercise. The Company reserves the right from time to time to suspend the exercise of any stock option or stock appreciation right where such suspension is deemed by the Company as necessary or appropriate for corporate purposes.

(x)	Change in Control. Notwithstanding anything to the contrary in the Employee Plan, any conditions or restrictions on Restricted Stock shall lapse upon a Change in Control.

(xi)
Award Agreement.  Each grant of an Award under the Employee Plan will be evidenced by an Award Agreement.  Such document will contain such provisions as the Committee may in its discretion deem advisable, provided that such provisions are not inconsistent with any of the provisions of the Employee Plan.  An Award Agreement may provide that if a Participant fails to execute it within a specified period, then the Award shall be null and void.

(xii)
Special Forfeiture Provision.  If the Committee, in its discretion, determines and the applicable Award Agreement so provides, a Participant who, without prior written approval of the Company, enters into any employment or consultation arrangement (including service as an agent, partner, stockholder, consultant, officer or director) to any entity or person engaged in any business in which the Company or its affiliates is engaged which, in the sole judgment of the Company, is competitive with the Company or any Affiliate, (i) shall forfeit all rights under any outstanding Option or Stock Appreciation Right and shall return to the Company the amount of any profit realized upon the exercise, within such period as the Committee may determine, of any Option or Stock Appreciation Right, and (ii) shall forfeit and return to the Company all Shares of Restricted Stock and other Awards which are not then vested or which vested but remain subject to the restrictions imposed by this Section 6(g)(xii), as provided in the Award Agreement.

(xiii)
No Repricing. Repricing of Options or Stock Appreciation Rights shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option or Stock Appreciation Right to lower its exercise price (other than pursuant to Section 7); (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Option or Stock Appreciation Right at a time when its exercise price is greater than the Fair Market Value of the underlying stock in exchange for another Award, unless the cancellation and exchange occurs in connection with an event set forth in Section 7. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

(xiv)
Employment with Affiliate or Successor. Employment by the Company, any Affiliate or a successor to the Company shall be considered employment by the Company for all purposes of any Award. If the Award is assumed or a new award is substituted therefore in any corporate reorganization (including, but not limited to, any transaction of the type referred to in Section 424(a) of the Code), employment by such assuming or substituting corporation or by a parent corporation or subsidiary thereof shall be considered for all purposes of the Award to be employment by the Company.

Section 7.	Changes in Capital Structure

(a) Mandatory Adjustments. In the event that the Committee shall determine that any stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in Statement of Financial Accounting Standards No. 123 (revised) or otherwise affects the Shares, then the Committee shall adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Employee Plan:

(i)
the number and type of Shares or other securities which thereafter may be made the subject of Awards including the limit specified in Section 4(a) regarding the number of shares that may be granted in the form of Restricted Stock, Restricted Stock Units, Performance Awards, or Other Stock-Based Awards;

(ii)	the number and type of Shares or other securities subject to outstanding Awards;

(iii)	the number and type of Shares or other securities specified as the annual per-participant limitation under Section 6(g)(v) and (vi);

(iv)	the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

(v)	other value determinations applicable to outstanding awards.

Provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Employee Plan to violate Sections 422(b)(1) of the Code or any successor provision thereto; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number. Notwithstanding the foregoing, no adjustment shall be required if the Committee determines that such action could cause an Award to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Code or otherwise could subject a Participant to the additional tax imposed under Section 409A in respect of an outstanding Award.

(b) Discretionary Adjustments. Upon the occurrence of (i) a merger, consolidation, acquisition of property or stock, reorganization or otherwise involving the Company in which the Company is not to be the surviving corporation, (ii) a merger, consolidation, acquisition of property or stock, reorganization or otherwise involving the Company in which the Company is the surviving corporation but holders of Shares receive securities of another corporation, or (iii) a sale of all or substantially all of the Company’s assets (as an entirety) or capital stock to another person, any Award granted hereunder shall be deemed to apply to the securities, cash or other property (subject to adjustment by cash payment in lieu of fractional interests) to which a holder of the number of Shares equal to the number of Shares the Participant would have been entitled, and proper provisions shall be made to ensure that this clause is a condition to any such transaction; provided, however, that for an Award that is not subject to Section 409A the Committee (or, if applicable, the board of directors of the entity assuming the Company’s obligations under the Employee Plan) shall, in its discretion, have the power to either:

(i)	provide that Awards will be settled in cash rather than Stock;

(ii)	provide that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction;

(iii)	provide that performance targets and performance periods for Performance Awards will be modified;

(iv)
provide, upon written notice to Participants, that all Awards that are currently exercisable must be exercised within the time period specified in the notice and that all Awards not exercised as of the expiration of such period shall be terminated without consideration; provided, however, that the Committee (or successor board of directors) may provide, in its discretion, that, for purposes of this subsection, all outstanding Awards are currently exercisable, whether or not vested;

(v)
cancel any or all Awards and, in consideration of such cancellation, pay to each Participant an amount in cash with respect to each Share issuable under an Award equal to the difference between the Fair Market Value of such Share on such date (or, if greater, the value per Share of the consideration received by holders of Shares as a result of such merger, consolidation, reorganization or sale) and the Exercise Price; or

(vi)	any combination of the foregoing.

The Committee’s determination may not be uniform and may be different for different Participants whether or not such Participants are similarly situated.:

Section 8.	Amendment and Termination

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Employee Plan:

(a) Amendments to the Employee Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Employee Plan, in whole or in part; provided, however, that without the prior approval of the Company’s stockholders, no material amendment shall be made if stockholder approval is required by applicable law, rule or regulation, and; provided, further, that, notwithstanding any other provision of the Employee Plan or any Award Agreement, no such amendment, alteration, suspension, discontinuation, or termination shall be made without the approval of the stockholders of the Company that would:

(i)	increase the total number of Shares available for Awards under the Employee Plan, except as provided in Section 7 hereof; or

(ii)
except as provided in Section 7, permit Options, Stock Appreciation Rights, or other Stock-Based Awards encompassing rights to purchase Shares to be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option or the grant price of a previously granted Stock Appreciation Right, or the purchase price of a previously granted Other Stock-Based Award.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively. No such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Employee Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award.

Section 9.	General Provisions

(a) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award under the Employee Plan, or, having been selected to receive an Award under this Plan, to be selected to receive a future Award, and further there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards under the Employee Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Employee Plan the amount (in cash, Shares, other securities, or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Employee Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy statutory withholding obligations for the payment of such taxes.  The Participant may satisfy, totally or in part, his obligations pursuant to this section by electing to have Shares withheld, to redeliver Shares acquired under an Award, or to deliver previously owned Shares, provided that the election is made in writing on or prior to (i) the date of exercise, in the case of Options and SAR’s (ii) the date of payment, in respect of Restricted Stock Units, or Performance Awards, and (iii) the expiration of the period of restriction, in respect of Restricted Stock. Any election made under this section shall be irrevocable by the Participant and may be disapproved by the Committee at any time in its sole discretion. If an election is disapproved by the Committee, the Participant must satisfy his obligations pursuant to this paragraph in cash.

(c) Other Company Benefit and Compensation Arrangements.  Payments and other benefits received by a Participant under an Award made pursuant to the Employee Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay law and shall not be included in, nor have any effect on, the determination of benefits under any pension or other employee benefit plan or similar arrangement provided by the Company or Affiliate, unless (i) expressly so provided by such other plan or arrangement or (ii) the Committee expressly determines that an Award or a portion thereof should be included as recurring compensation. Nothing contained in the Employee Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) No Right to Employment. The grant of an Award shall not constitute an employment contract nor be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Employee Plan, unless otherwise expressly provided in the Employee Plan or in any Award Agreement.

(e) Governing Law. The validity, construction, and effect of the Employee Plan and any rules and regulations relating to the Employee Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law without regard to conflict of law.

(f) Severability. If any provision of the Employee Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Employee Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Employee Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Employee Plan and any such Award shall remain in full force and effect.

(g) No Trust or Fund Created. Neither the Employee Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Employee Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i) Headings. Headings are given to the Sections and subsections of the Employee Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Employee Plan or any provision thereof, and, in the event of any conflict, the text of the Employee Plan, rather than such headings, shall control.

(j) Indemnification. Subject to requirements of Delaware State law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board or a delegate of the Committee so acting, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(k) Compliance with Section 409A. Except to the extent specifically provided otherwise by the Committee, Awards under the Employee Plan are intended to either be exempt from Section 409A or structured to comply with the requirements of Section so as to avoid the imposition of any additional taxes or penalties under Section 409A. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Employee Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Employee Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.  For any Award that is subject to Section 409A, all rights to amend, terminate or modify the Employee Plan or such Award are subject to the requirements and limitations of Section 409A.  Notwithstanding any provision in the Employee Plan to the contrary, with respect to any Award that is subject to Section 409A, distributions on account of a separation from service may not be made to a “specified employee” (as defined by Section 409A) before the date which is six (6) months after the date of separation from service (or, if earlier, the date of death of the employee).  A Participant who is subject to the restriction described in the previous sentence shall be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service an amount equal to the benefit that the Participant would have received during such six month period absent the restriction.

(l) No Representations or Covenants with Respect to Tax Qualification. Although the Company may endeavor to (i) qualify an Award for favorable U.S. tax provisions (e.g., incentive stock options under Section 422 of the Code) or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Employee Plan.  Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

(m) Compliance with Laws. The granting of Awards and the issuance of Shares under the Employee Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges or automated quotation systems on which the Company is listed, quoted or traded as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Employee Plan prior to:

(i)	obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(ii)
completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(n) Code Section 83(b) Elections.  Neither the Company, any Affiliate, nor the Committee shall have any responsibility in connection with a Participant’s election, or attempt to elect, under Code section 83(b) to include the value of a Restricted Stock Award in the Participant’s gross income for the year of payment.  Any Participant who makes a Code section 83(b) election with respect to any such Award shall promptly notify the Committee of such election and provide the Committee with a copy thereof.

(o) Shareholder Rights. Except as provided in the Employee Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 7 hereof.

(p) Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

(q) Recoupment or Clawback.  Awards under the Plan shall be subject to such Company policies or such applicable statutes, rules, or regulations regarding recoupment or clawback as may be in effect from time-to-time, regardless of whether the Participant is in the service of the Company or an Affiliate at the time the events giving rise to the recoupment or clawback occur or are discovered.  In particular, and not in limitation of the foregoing, if for any reason the Company’s financial statements must be restated for any part of a Performance Period, as a result of material noncompliance with accounting requirements, and the vesting or amount of an Award for a Participant would be materially affected by information changed in such financial statements, then such Award will be forfeited, and be repaid to the Company, in such amount or to such extent as the Committee shall determine.

(r) Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, stock and/or assets of the Company.

Section 10.	Term of the Employee Plan

The Plan shall remain in full force and effect through the tenth (10th) anniversary of the Effective Date, unless sooner terminated by the Board.  After the Employee Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Employee Plan’s terms and conditions.

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2021 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 4.

1. Election of Directors:

Nominee	For	Withhold
01 - BRUCE M. BOWEN	☐	☐
02 - JOHN E. CALLIES	☐	☐
03 - C. THOMAS FAULDERS, III	☐	☐
04 - ERIC D. HOVDE	☐	☐
05 - IRA A. HUNT, III	☐	☐
06 - MARK P. MARRON	☐	☐
07 - MAUREEN F. MORRISON	☐	☐
08 - BEN XIANG	☐	☐

Proposal	For	Against	Abstain
2. Advisory vote on named executive officer compensation, as disclosed in the proxy statement.	☐	☐	☐
3. Proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2022.	☐	☐	☐
4. To approve the 2021 Employee Long-Term Incentive Plan.	☐	☐	☐

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2021 Annual Meeting Admission Ticket

2021 Annual Meeting of Shareholders of *e*Plus inc.

September 16, 2021, 8:00 am, Eastern Time
Westin Washington Dulles Airport
2520 Wasser Terrace, Herndon, VA 20171

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Proxy — *e*Plus inc.

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Notice of 2021 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — September 16, 2021

Erica Stoecker and Amanda Dupree, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of *e*Plus inc. to be held on September 16, 2021, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2-4.

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